Term Sheet	Date Prepared: December 6, 2006

Citigroup Mortgage Loan Trust Asset-Backed Certificates,
Series 2006-HE3

Approximate Total Offered Size: $[491,684,000]
Citigroup Global Markets Realty Corp.
Seller
Countrywide Home Loans Servicing LP
Ocwen Financial Corp.
Wells Fargo Bank N.A.
JPMorgan Chase Bank National Association
Servicers
Citigroup Mortgage Loan Trust, Inc.
Depositor

Tranche	Amount(1)	Int. Type / Class	Initial Credit Enhancement(2)	Ratings (S&P/DBRS/Moodys)			WAL (Call/ Mat)(3)	Window (Call/ Mat)(3)
OFFERED CERTIFICATES
Class A-2A	189,624,000	FLT/SR/SEQ	[20.50]%(2)	[AAA]	[AAA]	[Aaa]	1.00/1.00	1-21/1-21
Class A-2B	76,463,000	FLT/SR/SEQ	[20.50]%(2)	[AAA]	[AAA]	[Aaa]	2.00/2.00	21-28/21-28
Class A-2C	58,113,000	FLT/SR/SEQ	[20.50]%(2)	[AAA]	[AAA]	[Aaa]	3.00/3.00	28-59/28-59
Class A-2D	41,034,000	FLT/SR/SEQ	[20.50]%(2)	[AAA]	[AAA]	[Aaa]	5.85/7.46	59-73/59-171
Class M-1	26,991,000	Floating / Mezz	[16.85]%(2)	[AA+]	[AA (high)]	[Aa1]	4.68/5.17	47-73/47-149
Class M-2	25,512,000	Floating / Mezz	[13.40]%(2)	[AA]	[AA]	[Aa2]	4.50/4.96	43-73/43-137
Class M-3	14,050,000	Floating / Mezz	[11.50]%(2)	[AA-]	[AA (low)]	[Aa3]	4.40/4.85	42-73/42-130
Class M-4	13,310,000	Floating / Mezz	[9.70]%(2)	[A+]	[A (high)]	[A1]	4.35/4.78	41-73/41-124
Class M-5	11,832,000	Floating / Mezz	[8.10]%(2)	[A]	[A]	[A2]	4.31/4.71	40-73/40-118
Class M-6	9,983,000	Floating / Mezz	[6.75]%(2)	[A-]	[A (low)]	[A3]	4.28/4.65	39-73/39-112
Class M-7	9,613,000	Floating / Mezz	[5.45]%(2)	[BBB+]	[BBB (high)]	[Baa1]	4.26/4.59	39-73/39-106
Class M-8	5,546,000	Floating / Mezz	[4.70]%(2)	[BBB]	[BBB]	[Baa2]	4.24/4.52	38-73/38-99
Class M-9	9,613,000	Floating / Mezz	[3.40]%(2)	[BBB-]	[BBB (low)]	[Baa3]	4.23/4.44	38-73/38-94
NON-OFFERED CERTIFICATES
Class A-1	222,647,000	FLT/SR/PT	[20.50]%(2)	[AAA]	[AAA]	[Aaa]	2.16/2.37	1-73/1-180
Class M-10	8,874,000	Floating / Mezz	[2.20]%(2)	[BB+]	[BB (high)]	[Ba1]	4.21/4.27	37-73/37-83

(1) Certificate sizes are subject to change (+/- 10%)
(2) Includes Overcollateralization
(3) Based on Pricing Prepayment Assumption

Transaction Overview:
Sole Manager:	Citigroup Global Markets, Inc	Expected Pricing Date:	[December 11, 2006]
Rating Agencies:	S&P / DBRS / Moody’s	Expected Settlement Date:	[December 29, 2006]
Trustee:	[U.S. Bank, N.A.]	Trust Administrator	Citibank N.A.

Citigroup Global Markets Inc.

The information, models and/or assumptions contained herein (the “Information”) is for informational purposes only. The Information is preliminary, subject to change or modification without notice, and may be incomplete or condensed. The Information constitutes a judgment only as of the dates specified. No representation or warranty is made as to the accuracy, completeness or reasonableness of the Information. The Information supersedes any prior information. The Information will be superseded in its entirety by the final offering document. Any investment decision should be based only upon the information in the final offering document. No sale of the securities may be consummated unless preceded or accompanied by the final offering document. The Information is not an offer to enter into any transaction, or a commitment to enter into any transaction. All analyses are based on certain assumptions and different assumptions could yield substantially different results. The Information may not reflect actual conditions. You are cautioned that there is no universally accepted method for analyzing financial instruments. The results obtained through the use of a model are highly dependent upon the value of the given inputs and, consequently, a model and any results derived therefrom may not predict actual results. There is no guarantee of any actual result. Citigroup Global Markets Inc. or its affiliates (together, “CGM”) or their officers, directors, analysts or employees may have positions in the securities or derivative instruments thereon referred to herein, and may, as principal or agent, buy or sell such securities or derivative instruments. In addition, CGM may make a market in the securities. CGM is not acting as your advisor or agent. The decision to adopt any strategy remains your responsibility. Therefore, prior to entering into any transaction, you should determine, without reliance upon CGM or its affiliates, the economic risks and merits, as well as the legal, tax and accounting characterizations and consequences of the transaction, and independently determine that you are able to assume these risks. In this regard, by acceptance of these materials, you acknowledge that you have been advised that (a) CGM is not in the business of providing legal, tax or accounting advice, (b) you understand that there may be legal, tax or accounting risks associated with the transaction, (c) you should receive legal, tax and accounting advice from advisors with appropriate expertise to assess relevant risks, and (d) you should apprise senior management in your organization as to the legal, tax and accounting advice (and, if applicable, risks) associated with this transaction and CGM's disclaimers as to these matters.

For Further Information:

Mortgage Finance Perry DeFelice (212) 723-1153 Venkat Veerubhotla (212) 723-6662 Audrey Kingsley (212) 723-6444 Matt Fallon (212) 723-6334 Juliana Castelli (212) 723-6503	MBS Trading Stephen Weinstein (212) 723-6325 Philip Seares (212) 723-6325 Ted Counihan (212) 723-6325 Supriya Bajoria (212) 723-6325	MBS Structuring Shekhar Shah (212) 723-6325 Tai Wu (212) 723-5859 Noel Doromal (212) 723-9026

*All numbers are preliminary and subject to change.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

TRANSACTION SUMMARY

Title of Securities:	Citigroup Mortgage Loan Trust, Series 2006-HE3.

Offered Certificates:
Approximately [$365,234,000] senior floating-rate Certificates (the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates) and approximately [$126,450,000] mezzanine floating-rate Certificates (the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates).

Non-Offered Certificates:	Class A-1, Class M-10, Class CE, Class P, Class R and Class R-X Certificates.

Class A Certificates:	The Group I and the Group II Certificates.

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates.

Group I Certificates:	Class A-1 Certificates which evidence interests in the Group I Mortgage Loans.

Group II Certificates:	Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates which evidence interests in the Group II Mortgage Loans.

Seller:	Citigroup Global Markets Realty Corp.

Originators:
New Century (approximately 62.84%), Lime Financial (approximately 10.65%), Quick Loan Funding (approximately 10.37%), Master Financial (approximately 5.26%). No other Originator originated more than 5% of the Mortgage Loans as of the Cut-Off Date.

Servicers:
Countrywide Home Loans for all of the mortgage loans originated by WMC. Countrywide Home Loans currently has a Servicer Quality rating of SQ1 by Moodys and a rating of “Strong” by S&P as a Primary Servicer of subprime residential mortgage loans.

Ocwen Financial Corp. for approximately 89.91% of the mortgage loans originated by QuickLoan Funding. Ocwen Financial Corp. currently has a Servicer Quality rating of SQ2- by Moodys and a rating of “Strong” by S&P as a Primary Servicer of subprime residential mortgage loans.

JPMorgan Chase Bank National Association for all mortgage loans originated by Lime Financial as well as approximately 10.09% of the mortgage loans originated by QuickLoan Funding. JPMorgan Chase Bank N.A currently has a Servicer Quality rating of SQ1 by Moodys, a rating of “Strong” by S&P as a Primary Servicer of subprime residential mortgage loans.

Wells Fargo Bank N.A. for the mortgage loans originated by Master Financial, Meritage, National City Mortgage, New Century, Nationstar (formerly known as Centex), and Mortgage IT. Wells Fargo Bank N.A. currently has a Servicer Quality rating of SQ1 by Moodys, a rating of “Strong” by S&P as a Primary Servicer of subprime residential mortgage loans.

Depositor:	Citigroup Mortgage Loan Trust, Inc.

Credit Risk Manager:
Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company) will act as the trust’s representative in advising the Servicers regarding certain delinquent and defaulted mortgage loans, and in monitoring and reporting to the trust administrator on the performance of such mortgage loans.

Trust Administrator:	Citibank N.A.

Trustee:	U.S. Bank, N.A.

Cap Provider:	[TBD]

Mortgage Insurance Provider:	Mortgage Guaranty Insurance Corp.

Collateral:
[3,626] adjustable-rate and fixed-rate, first and second lien, closed-end, subprime mortgage loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately [$739,473,750]. For the purpose of calculating interest and principal on the Class A Certificates, the Mortgage Loans have been divided into two loan groups, designated as follows:

Group I Mortgage Loans: [1,694] adjustable-rate and fixed-rate Mortgage Loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately [$280,059,122] with principal balances at origination that conform to principal balance limits of Fannie Mae.

Group II Mortgage Loans: [1,932] adjustable-rate and fixed-rate Mortgage Loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately [$459,414,629] with principal balances at origination that may or may not conform to principal balance limits of Fannie Mae.

Approximately [23.36]% of the Mortgage Loans (all having loan-to-value ratios over 80%) will be covered by a primary mortgage insurance policy provided by the Mortgage Insurance Provider. The primary mortgage insurance policy will protect these mortgage loans against losses to an effective loan-to-value ratio of 80%.

The characteristics of the pool of Mortgage Loans delivered on the Closing Date are not expected to differ materially from the characteristics of the Mortgage Loans described herein although the range of mortgage rates and maturities and certain other characteristics of the Mortgage Loans set forth in this term-sheet may vary by as much as 10%.

Closing Date:	On or about December 29, 2006.

Distribution Dates:	25th of each month, or if such day is not a business day, the next succeeding business day, commencing January 25, 2007.

Cut-off Date:	December 1, 2006.

Payment Delay:	The Offered Certificates have a 0 day delay

Day Count:	The Offered Certificates are Actual/360

Administrative Fee Rate:	Sum of the Servicing Fee, Trustee Fee, Mortgage Insurance Fee and Credit Risk Manager Fee equal to approximately [0.82%] per annum.

Denomination:	$25,000 and multiples of $1 in excess thereof.

Legal Final Maturity:	For all classes the legal final maturity is expected to be December 2036.

SMMEA Eligibility:	The Offered Certificates will NOT be SMMEA eligible.

ERISA Eligibility:	The Offered Certificates may be ERISA eligible.

Tax Status:	The Offered Certificates will be treated as REMIC regular interests for federal income tax purposes.

STRUCTURE SUMMARY

Structure:	Senior/Subordinate/Overcollateralization Structure.

Pricing Prepayment Assumption:
Fixed-Rate Mortgage Loans: 4.0% CPR building to 23.0% CPR during months 1 to 12 and 23.0% CPR thereafter.

Adjustable-Rate Mortgage Loans with 2 years and shorter Fixed Rate Period: 2.0% CPR in month 1, building to 30.0% CPR by month 12; 30.0% CPR for months 13-22; 60.0% CPR for months 23-27; 35.0% CPR for months 28 and thereafter.

Adjustable-Rate Mortgage Loans with 3 years and longer Fixed Rate Period: 2.0% CPR in month 1, building to 30.0% CPR by month 12; 30.0% CPR for months 13-34; 60.0% CPR for months 35-39; 35.0% CPR for months 40 and thereafter.

Pass-Through Rate:
The monthly Pass-Through Rate for the Class A and Class M Certificates on each Distribution Date is the lesser of:
(i) the Formula Rate
(ii) the related Net WAC Cap for that Distribution Date

The Formula Rate for the Class A and Class M Certificates is as follows:
•  On or prior to the first possible Optional Termination Date: The lesser of (i) 1-Month LIBOR plus a margin which will be set at pricing for the Class A and Class M Certificates and (ii) the Maximum Cap Rate.
•  After the first possible Optional Termination Date: The lesser of (i)1-Month LIBOR plus 2x the initial margin for the Class A Certificates and 1-Month LIBOR plus 1.5x the initial margin for the Class M Certificates and (ii) the Maximum Cap Rate.

Principal Payments for Class A Certificates:
Prior to the Stepdown Date or if a Trigger Event is in effect, the Class A Certificates will receive ALL of the principal collected on the related mortgage loans plus any Excess Interest from the mortgage loans required to build to or maintain the Targeted Overcollateralization Amount.

On or after the Stepdown Date and assuming no Trigger Event is in effect, principal distributed to the Class A Certificates will be an amount such that the Class A Certificates will have approximately [41.00 ]% of the current principal balance of the Mortgage Loans as credit enhancement (which is 2x the initial credit support).

Principal Payments for Class M Certificates:
The Class M Certificates will NOT receive any principal payments prior to the Stepdown Date, or if a Trigger Event occurs, unless the aggregate principal balance of the Class A Certificates is reduced to zero.
Thereafter (assuming no Trigger Event is in effect), principal will be shared among the Class M Certificates to maintain, in each case, approximately 2x their respective initial credit support.

Maximum Cap Rate:
For any Distribution Date, the Maximum Cap Rate will equal the weighted average Maximum Net Mortgage Rates of the adjustable rate Mortgage Loans (or Net Mortgage Rate of the fixed rate mortgage loans) plus any amounts expressed as a per annum rate of payments from the Cap Agreement divided by the outstanding principal balance of the mortage loans. The Maximum Cap Rate is subject to an adjustment based on the actual number of days that have elapsed in the related Interest Accrual Period.

Group I Principal Remittance Amount:
For any Distribution Date, an amount equal to the aggregate of:
(i)   the principal portion of all scheduled monthly payments on the Group I Mortgage Loans actually received or advanced on or prior to the related Determination Date;
(ii)  the principal portion of all proceeds received in respect of the repurchase of a Group I Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and
(iii)      the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee and the servicer, to the extent applied as recoveries of principal on the Group I Mortgage Loans.

Group II Principal Remittance Amount:
For any Distribution Date, an amount equal to the aggregate of:
(i)   the principal portion of all scheduled monthly payments on the Group II Mortgage Loans actually received or advanced on or prior to the related Determination Date;
(ii)  the principal portion of all proceeds received in respect of the repurchase of a Group II Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and
(iii)  the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee and the servicer, to the extent applied as recoveries of principal on the Group II Mortgage Loans.

Optional Termination:
10% cleanup call based on the Cut-off Date Principal Balance of the mortgage loans. If such call is exercised, the Class A and M Certificateholders are entitled, to the extent of funds available, to:
•  Outstanding principal balance of the Class A and Class M Certificates
•  Current interest accrued on such balance at the related Pass-Through Rate
•  Interest previously earned but not paid (if any)
•  LIBOR Carryover Amount (if any)

Group I Net WAC Cap:
For any Distribution Date and the Group I Certificates, the Group I Net WAC Cap will equal the weighted average Net Mortgage Rates of the Group I Mortgage Loans. The Group I Net WAC Cap is subject to an adjustment based on the actual number of days that have elapsed in the related Interest Accrual Period.

Group II Net WAC Cap:
For any Distribution Date and the Group II Certificates, the Group II Net WAC Cap will equal the weighted average Net Mortgage Rates of the Group II Mortgage Loans. The Group II Net WAC Cap is subject to an adjustment based on the actual number of days that have elapsed in the related Interest Accrual Period.

Class M Net WAC Cap:
For any Distribution Date and the Class M Certificates, the Class M Net WAC Cap will equal the weighted average Net Mortgage Rates of the Mortgage Loans in each Loan Group weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the current certificate principal balance of the related Class A Certificates. The Class M Net WAC Cap is subject to an adjustment based on the actual number of days that have elapsed in the related Interest Accrual Period.

Net Mortgage Rate:	For each Mortgage Loan the applicable Mortgage Rate less the Administrative Fee Rate.

LIBOR Carryover Amount:
The excess, if any, of (i) the amount of interest the Class A and Class M Certificates would have accrued for such Distribution Date based on its respective Formula Rate, over (ii) the amount of interest the Certificates accrued for such Distribution Date based on the related Net WAC Cap, plus the unpaid portion of any such excess from prior Distribution Dates plus interest accrued thereon at the respective Formula Rate.

Interest Carry Forward Amount:
As of any Distribution Date, the sum of:
(i)  the excess, if any, of the Accrued Certificate Interest and any Interest Carry Forward Amount for the prior Distribution Date, over the amount in respect of interest actually distributed on each class on such prior Distribution Date and
(ii)  interest on such excess at the applicable Pass-Through Rate on the basis of the actual number of days elapsed since the prior Distribution Date.

Excess Interest:
Excess Interest, to the extent it is not used for other required purposes, including to absorb realized losses on the Mortgage Loans, to cover interest shortfalls on the Certificates, to reimburse previously allocated losses, or to fund any Overcollateralization Deficiency, will be available to make distributions of the LIBOR Carryover Amount to the Certificates in an amount equal to any reductions in the amount of interest distributable to such holders caused by application of the related Net WAC Cap. Excess Interest includes any amounts received by the trust under the Cap Agreement for that Distribution Date.

Senior Enhancement Percentage:
For any Distribution Date, the percentage obtained by dividing
(x)  the sum of:
(i)  the aggregate Certificate Principal Balance of the Class M Certificates, and
(ii)  the overcollateralization amount, in each case after taking into account the distribution of the Principal Distribution Amount on such Distribution Date by
(y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

Available Funds:
For any Distribution Date, the sum, net of amounts reimbursable therefrom to each Servicer, the Trustee, the Trust Administrator, or Credit Risk Manager of: (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans, occurring during the related Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all Servicer Advances with respect to the Mortgage Loans received for such Distribution Date; and (iv) all compensating interest paid by the Servicer in respect of prepayment interest shortfalls for the related period.

Principal Distribution Amount:
On any Distribution Date, the lesser of (i) the outstanding certificate principal balance of the Class A and Class M Certificates and (ii) the Principal Remittance Amount plus any Excess Interest allocable to principal in order build to or maintain the Targeted Overcollateralization Amount minus any Overcollateralization Release Amount.

Group I Principal Distribution Amount:
With respect to any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, 100% of the principal received on the Group I Mortgage Loans. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the outstanding certificate principal balance of the Group I Certificates over (ii) the lesser of (a) approximately [59.00 ]% of the outstanding principal balance of the Group I Mortgage Loans on the last day of the related Due Period and (b) the excess, if any, of the outstanding principal balance of the Group I Mortgage Loans as of the last day of the related Due Period over 0.50% of the aggregate principal balance of the Group I Mortgage Loans as of the cut-off date.

Group II Principal Distribution Amount:
With respect to any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, 100% of the principal received on the Group II Mortgage Loans. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the outstanding certificate principal balance of the Group II Certificates over (ii) the lesser of (a) approximately [59.00 ]% of the outstanding principal balance of the Group II Mortgage Loans on the last day of the related Due Period and (b) the excess, if any, of the outstanding principal balance of the Group II Mortgage Loans as of the last day of the related Due Period over 0.50% of the aggregate principal balance of the Group II Mortgage Loans as of the cut-off date.

All distributions of principal to the Group II Certificates on any Distribution Date will be distributed first to the Class A-2A Certificates, second to the Class A-2B Certificates, third to the Class A-2C Certificates and fourth to the Class A-2D Certificates, in each case until the Certificate Principal Balance of each such class of Certificates has been reduced to zero.

Notwithstanding the foregoing, on any Distribution Date on or after which the aggregate Certificate Principal Balance of the Class M and Class CE Certificates has been reduced to zero, principal will be allocated to Group II Certificates on a pro-rata basis.

Class M Principal Distribution Amount:
For each Class M Certificate with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding Certificate Principal Balance of all more senior Certificates after distribution of all more senior Principal Distribution Amounts on the related Distribution Date and (b) the outstanding Certificate Principal Balance of the respective Class M Certificates over (ii) the lesser of (a) approximately 100% minus 2X the respective Class M Certificates initial credit support percentage of the outstanding principal balance of the Mortgage Loans on the last day of the related Due Period and (b) the excess, if any, of the outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period over 0.50% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off date.

Cap Agreement:
On the Closing Date, the Trustee will enter into a Cap Agreement with the Cap Provider for the benefit of the Group I Certificates, Group II Certificates, and Class M Certificates. Pursuant to the Cap Agreement, the Cap Provider will agree to make payments to the trust on the Distribution Dates occurring in January 2007 through and including November 2011 equal to the product of (a) a per annum rate equal to the excess, if any, of (i) one-month LIBOR (as determined pursuant to the Cap Agreement), over (ii) [5.45]% and (b) the notional balance for such Distribution Date as set forth on page 15 herein and (c) the actual number of days in the related Interest Accrual Period divided by 360.

Payment Priority:
On each Distribution Date, Available Funds from the Mortgage Loans will be distributed as follows:
1.  To pay interest on the Class A Certificates (with regard to the Group II Certificates, on a pro-rata basis based on the entitlement of such class) including any accrued unpaid interest from a prior Distribution Date from interest received from the related loan group, and then, excluding any accrued unpaid interest from prior Distribution Dates, to pay interest to the Class M Certificates, sequentially.
2.  Prior to the Stepdown Date or if a Trigger Event is in effect an amount up to the Principal Ditribution Amount will be distributed as follows:
a)  To pay the Group I Principal Distribution Amounts to the Group I Certificates and to pay the Group II Principal Distribution Amounts to the Group II Certificates, until each such class is reduced to zero. Principal paid to the Group II Certificates will be distributed sequentially to the Class A-2A, A-2B, A-2C and A-2D Certificates until the Certificate Principal Balances thereof have been reduced to zero (except as otherwise specified under “Group II Principal Distribution Amount”). Any remaining Principal Distribution Amounts will be allocated to the Class A Certificates outstanding in the unrelated Loan Group.
b)  To pay any remaining Principal Distribution Amount to the Class M Certificates sequentially until the Certificate Principal Balance of each such class has been reduced to zero.
3.  On or after the Stepdown Date and if a Trigger Event is not in effect an amount up to the Principal Distribution Amount will be distributed as follows:
a)  To pay the Group I and Group II Principal Distribution Amounts to the Group I and Group II Certificates, until each such class has been reduced to zero. Principal paid to the Group II Certificates will be distributed sequentially to the Class A-2A, A-2B, A-2C and A-2D Certificates until the Certificate Principal Balances thereof have been reduced to zero (except as otherwise specified under Group II Principal Distribution Amount). Any remaining Principal Distribution Amounts will be allocated to the Group I or Group II Certificates an amount up to the unpaid Group I or Group II Principal Distribution Amount as applicable.
b)  To pay the respective Class M Principal Distribution Amount, sequentially to the respective Class M Certificates until each such class is reduced to zero.

4.  From Excess Interest, to pay, up to an amount sufficient to restore the overcollateralization to the required level, to the Class A and Class M Certificates in the same manner in which the related Principal Distribution Amount is paid.
5.  From Excess Interest plus any overcollateralization release amount, if any, to pay the Interest Carry Forward Amounts on the Class M Certificates, sequentially.
6.  From Excess Interest plus any overcollateralization release amount, if any, to pay allocated Realized Loss Amounts on the Class M Certificates, sequentially.
7.  From Excess Interest plus any overcollateralization release amount, if any, to pay any LIBOR Carryover Amounts in the following order of priority, in each case to the extent of amounts remaining in the reserve account:
a)  to the Class A Certificates, on a pro rata basis based first on outstanding certificate principal balance and second on such remaining undistributed LIBOR Carryover Amounts,
b)  sequentially to the Class M Certificates any such remaining undistributed LIBOR Carryover Amounts for each class
8.  From the cash received from the cap agreement to cover interest carry forward amounts on the Class A Certificates.
9.  To pay the cash received from the cap agreement in the same priority as clauses (4) to (7) above.
10.  To the holders of the Class CE Certificates as provided in the Pooling and Servicing Agreement.

CREDIT ENHANCEMENT SUMMARY

Stepdown Date:
The earlier to occur of:
(i)  the Distribution Date immediately following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A  Certificates is zero, and
(ii) the later to occur of:
(x) the 37th Distribution Date and
(y) the first Distribution Date on which the Senior Enhancement Percentage is greater than   or equal to twice its initial amount

Trigger Event:
On a Distribution Date, a Trigger Event will be in effect if:
(i)  the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date.

Distribution Date Percentage	Percentage
January 2009 through December 2009	[1.60]%
January 2010 through December 2010	[3.60]%
January 2011 through December 2011	[5.60]%
January 2012 through December 2012	[7.20]%
January 2013 and thereafter	[8.05]%

(ii) If the aggregate principal balance of 60+ Day Delinquent Loans equals or exceeds [39.02]% of the Senior Enhancement Percentage.

60+ Day Delinquent Loan:
The percentage obtained by dividing (x) the aggregate Stated Principal Balance of (i) Mortgage Loans Delinquent 60 days or more, (ii) REO Properties and (iii) Mortgage Loans in foreclosure and Mortgage Loans in bankruptcy which are delinquent 60 days or more by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, calculated prior to taking into account payments of principal on the Mortgage Loans due on the related Due Date or received during the related Prepayment Period.

Credit Enhancement:	Credit Enhancement will be provided by: ➢ Excess Interest ➢ Overcollateralization ➢ Subordination

Initial Credit Support*		On or After Stepdown Date*
Class	Percentage**	Class	Percentage**
A	[20.50]%	A	[41.00]%
M-1	[16.85]%	M-1	[33.70]%
M-2	[13.40]%	M-2	[26.80]%
M-3	[11.50]%	M-3	[23.00]%
M-4	[9.70]%	M-4	[19.40]%
M-5	[8.10]%	M-5	[16.20]%
M-6	[6.75]%	M-6	[13.50]%
M-7	[5.45]%	M-7	[10.90]%
M-8	[4.70]%	M-8	[9.40]%
M-9	[3.40]%	M-9	[6.80]%
M-10	[2.20]%	M-10	[4.40]%

* Includes Overcollateralization
**Approximate

Overcollateralization Amount:
For any Distribution Date the excess, if any, of (a) the sum of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments received or advanced on or before the related Determination Date and principal prepayments received during the related Prepayment Period) over (b) the sum of the aggregate Certificate Principal Balance of the Class A , Class M and Class P Certificates, after giving effect to distributions to be made on such Distribution Date.

Overcollateralization Deficiency:
As of any Distribution Date, the excess, if any, of:
(x) the Targeted Overcollateralization Amount for such Distribution Date over
(y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Allocated Realized Loss Amounts on such Distribution Date.

Overcollateralization Release Amount:
As of any Distribution Date, the lesser of (a) the Principal Remittance Amount and (b) the excess, if any, of:
(x) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date, over (y) the Targeted Overcollateralization Amount for such Distribution Date.

Targeted Overcollateralization Amount:
As of any Distribution Date, the Targeted Overcollateralization Amount (a) prior to the Stepdown Date, is an amount equal to approximately [2.20]% of the Principal Balance of the Mortgage Loans as of the Cut-off date; (b) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (i) approximately [4.40]% of the then current aggregate outstanding Principal Balance of the Mortgage Loans as of the last day of the related due period and (ii) 0.50% of the principal balance of the Mortgage Loans as of the Cut-off date; and (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Allocation of Losses/ Subordination:
Realized losses on the Mortgage Loans will be applied:
•  First to reduce the Excess Interest and overcollateralization amount
•  Then to the Class M Certificates, reverse sequentially, until each such class has been reduced to zero
•  In no event will losses be allocated to the Class A certificates

Advances:	Subject to certain limitations, the Servicers must advance delinquent payments of principal and interest on the mortgage loans.

Compensating Interest:
Each Servicer is obligated to offset any related Prepayment Interest Shortfall, on any Distribution Date, with Compensating Interest to the extent of one-half of its Servicing Fee for each Distribution Date.

Net WAC Cap and Effective Maximum Rate for the Group I Certificates

Period	NWC(1) (%)	Effective Max Rate (2,3) (%)	Period	NWC(1) (%)	Effective Max Rate (2,3) (%)
1	8.46	22.51	38	9.22	19.89
2	7.37	21.40	39	10.21	21.36
3	8.16	22.15	40	9.22	20.24
4	7.37	21.32	41	9.52	20.62
5	7.61	21.51	42	9.26	20.67
6	7.37	21.20	43	9.56	20.95
7	7.61	21.38	44	9.24	20.53
8	7.37	21.05	45	9.23	20.46
9	7.37	20.95	46	9.53	20.76
10	7.61	21.10	47	9.21	20.35
11	7.37	20.74	48	9.51	20.84
12	7.61	20.87	49	9.20	20.38
13	7.36	20.51	50	9.19	20.31
14	7.36	20.40	51	10.16	21.43
15	7.87	20.79	52	9.17	20.16
16	7.36	20.17	53	9.46	20.46
17	7.61	20.30	54	9.15	20.06
18	7.37	19.94	55	9.44	20.36
19	7.64	20.07	56	9.13	19.90
20	7.64	19.91	57	9.12	19.82
21	7.72	19.81	58	9.41	20.12
22	8.16	20.05	59	9.09	19.67
23	8.04	19.61	60	9.39	11.52
24	8.98	20.27	61	9.07	11.13
25	8.67	19.70	62	9.06	11.11
26	8.67	19.53	63	9.68	11.85
27	9.60	20.29	64	9.04	11.07
28	8.70	19.28	65	9.33	11.41
29	9.05	19.56	66	9.02	11.02
30	9.03	19.57	67	9.31	11.37
31	9.32	19.76	68	9.00	10.98
32	9.06	19.43	69	8.99	10.96
33	9.08	19.35	70	9.27	11.30
34	9.41	19.62	71	8.96	10.91
35	9.11	19.26	72	9.25	11.25
36	9.54	19.98	73	8.94	10.87
37	9.22	19.49

Assumptions:
(1)	Assumes 1mLIBOR and 6mLIBOR stays at 5.35% and 5.29% respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
(2)	Assumes 1mLIBOR and 6mLIBOR increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
(3)	Includes cash from Cap Agreement.

Net WAC Cap and Effective Maximum Rate for the Group II Certificates

Period	NWC(1) (%)	Effective Max Rate (2,3) (%)	Period	NWC(1) (%)	Effective Max Rate (2,3) (%)
1	8.39	22.44	38	9.57	20.48
2	7.30	21.33	39	10.60	22.03
3	8.08	22.08	40	9.58	20.88
4	7.30	21.25	41	9.90	21.31
5	7.54	21.44	42	9.61	21.33
6	7.30	21.14	43	9.92	21.64
7	7.54	21.31	44	9.60	21.23
8	7.30	20.98	45	9.59	21.16
9	7.30	20.89	46	9.91	21.49
10	7.55	21.04	47	9.58	21.07
11	7.31	20.69	48	9.90	21.57
12	7.55	20.82	49	9.58	21.10
13	7.31	20.46	50	9.57	21.03
14	7.31	20.35	51	10.59	22.24
15	7.82	20.75	52	9.56	20.90
16	7.32	20.13	53	9.88	21.23
17	7.56	20.26	54	9.55	20.79
18	7.32	19.90	55	9.87	21.11
19	7.61	20.04	56	9.54	20.64
20	7.71	19.99	57	9.54	20.57
21	7.79	19.89	58	9.86	20.92
22	8.21	20.25	59	9.53	20.46
23	8.13	19.85	60	9.84	12.33
24	9.09	20.53	61	9.52	11.92
25	8.80	19.97	62	9.52	11.90
26	8.82	19.86	63	10.17	12.71
27	9.79	20.67	64	9.51	11.87
28	8.88	19.67	65	9.82	12.25
29	9.27	19.99	66	9.50	11.84
30	9.35	20.00	67	9.81	12.22
31	9.67	20.21	68	9.48	11.81
32	9.39	19.90	69	9.48	11.80
33	9.41	19.83	70	9.79	12.17
34	9.75	20.16	71	9.47	11.76
35	9.46	19.82	72	9.78	12.14
36	9.89	20.53	73	9.45	11.73
37	9.57	20.04

Assumptions:
(1)	Assumes 1mLIBOR and 6mLIBOR stays at 5.35% and 5.29% respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
(2)	Assumes 1mLIBOR and 6mLIBOR increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
(3)	Includes cash from Cap Agreement.

Net WAC Cap and Effective Maximum Rate for the Class M Certificates

Period	NWC(1) (%)	Effective Max Rate (2,3) (%)	Period	NWC(1) (%)	Effective Max Rate (2,3) (%)
1	8.41	22.47	38	9.44	20.25
2	7.33	21.36	39	10.45	21.77
3	8.11	22.11	40	9.44	20.64
4	7.33	21.28	41	9.75	21.05
5	7.57	21.47	42	9.48	21.09
6	7.33	21.16	43	9.78	21.38
7	7.57	21.33	44	9.46	20.96
8	7.33	21.01	45	9.46	20.90
9	7.33	20.92	46	9.76	21.22
10	7.57	21.06	47	9.44	20.80
11	7.33	20.71	48	9.76	21.30
12	7.57	20.84	49	9.44	20.83
13	7.33	20.48	50	9.43	20.76
14	7.33	20.37	51	10.43	21.94
15	7.84	20.76	52	9.41	20.61
16	7.34	20.14	53	9.71	20.92
17	7.58	20.28	54	9.39	20.50
18	7.34	19.92	55	9.70	20.81
19	7.62	20.05	56	9.38	20.35
20	7.68	19.96	57	9.37	20.28
21	7.76	19.86	58	9.68	20.60
22	8.19	20.17	59	9.36	20.14
23	8.10	19.76	60	9.66	12.01
24	9.05	20.43	61	9.34	11.61
25	8.75	19.87	62	9.33	11.59
26	8.76	19.73	63	9.97	12.37
27	9.72	20.53	64	9.32	11.55
28	8.81	19.52	65	9.62	11.92
29	9.19	19.83	66	9.30	11.51
30	9.23	19.84	67	9.61	11.88
31	9.53	20.04	68	9.29	11.48
32	9.26	19.72	69	9.28	11.46
33	9.29	19.65	70	9.58	11.82
34	9.62	19.96	71	9.26	11.42
35	9.33	19.60	72	9.56	11.78
36	9.75	20.32	73	9.25	11.38
37	9.44	19.83

Assumptions:
(1)	Assumes 1mLIBOR and 6mLIBOR stays at 5.35% and 5.29% respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
(2)	Assumes 1mLIBOR and 6mLIBOR increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
(3)	Includes cash from Cap Agreement.

Cap Agreement Schedule
Strike = [5.45]% for all Periods.

Period	Notional Balance ($)	Period	Notional Balance ($)
1	714,331,000.00	31	202,860,586.55
2	707,516,144.81	32	193,593,210.47
3	698,839,445.94	33	184,431,898.79
4	688,305,474.18	34	175,594,436.04
5	675,937,535.72	35	166,613,357.76
6	661,768,770.98	36	158,236,990.89
7	645,845,035.85	37	150,408,162.25
8	628,272,171.20	38	150,408,162.25
9	609,452,812.99	39	150,408,162.25
10	589,580,199.85	40	144,581,349.21
11	569,053,431.67	41	138,981,926.92
12	548,280,433.14	42	133,608,743.33
13	528,194,127.01	43	128,452,710.69
14	508,815,469.84	44	123,504,375.99
15	490,134,154.41	45	118,755,130.45
16	472,095,358.07	46	114,196,656.73
17	454,690,839.90	47	109,821,058.49
18	437,484,851.57	48	105,620,725.94
19	417,504,887.31	49	101,588,487.76
20	397,575,060.16	50	97,717,259.68
21	376,135,818.77	51	94,000,387.53
22	353,639,902.33	52	90,431,473.36
23	324,295,879.71	53	87,004,447.28
24	299,416,693.56	54	83,713,444.78
25	277,263,881.52	55	80,552,924.87
26	258,381,019.32	56	77,517,303.19
27	242,295,336.44	57	74,600,713.98
28	231,897,736.07	58	71,798,296.07
29	221,921,045.61	59	69,104,050.44
30	212,313,698.90	60	0.00

Sensitivity Analysis - To Maturity

Percent of Prepay Assumption	50%	100%	150%	200%
Class A-1
WAL	4.82	2.37	1.29	1.04
Principal Window	1 - 327	1 - 180	1 - 30	1 - 24
Principal Window End Date	Mar-34	Dec-21	Jun-09	Dec-08

Class A-2A
WAL	1.65	1.00	0.73	0.59
Principal Window	1 - 37	1 - 21	1 - 16	1 - 12
Principal Window End Date	Jan-10	Sep-08	Apr-08	Dec-07

Class A-2B
WAL	4.14	2.00	1.52	1.17
Principal Window	37 - 68	21 - 28	16 - 21	12 - 17
Principal Window End Date	Aug-12	Apr-09	Sep-08	May-08

Class A-2C
WAL	7.74	3.00	1.87	1.55
Principal Window	68 - 126	28 - 59	21 - 24	17 - 21
Principal Window End Date	Jun-17	Nov-11	Dec-08	Sep-08

Class A-2D
WAL	15.23	7.46	2.19	1.86
Principal Window	126 - 314	59 - 171	24 - 30	21 - 24
Principal Window End Date	Feb-33	Mar-21	Jun-09	Dec-08

Class M-1
WAL	9.30	5.17	6.14	4.25
Principal Window	48 - 285	47 - 149	30 - 110	24 - 77
Principal Window End Date	Sep-30	May-19	Feb-16	May-13

Class M-2
WAL	9.26	4.96	4.32	3.19
Principal Window	48 - 268	43 - 137	44 - 84	34 - 59
Principal Window End Date	Apr-29	May-18	Dec-13	Nov-11

Class M-3
WAL	9.23	4.85	3.82	2.87
Principal Window	48 - 255	42 - 130	41 - 79	31 - 56
Principal Window End Date	Mar-28	Oct-17	Jul-13	Aug-11

Sensitivity Analysis - To Maturity (Continued)

Percent of Prepay Assumption	50%	100%	150%	200%

Class M-4
WAL	9.20	4.78	3.60	2.73
Principal Window	48 - 246	41 - 124	38 - 76	29 - 53
Principal Window End Date	Jun-27	Apr-17	Apr-13	May-11

Class M-5
WAL	9.15	4.71	3.45	2.62
Principal Window	48 - 236	40 - 118	36 - 72	28 - 51
Principal Window End Date	Aug-26	Oct-16	Dec-12	Mar-11

Class M-6
WAL	9.10	4.65	3.34	2.54
Principal Window	48 - 226	39 - 112	35 - 68	27 - 48
Principal Window End Date	Oct-25	Apr-16	Aug-12	Dec-10

Class M-7
WAL	9.02	4.59	3.25	2.48
Principal Window	48 - 215	39 - 106	34 - 64	26 - 46
Principal Window End Date	Nov-24	Oct-15	Apr-12	Oct-10

Class M-8
WAL	8.94	4.52	3.19	2.41
Principal Window	48 - 202	38 - 99	33 - 60	26 - 43
Principal Window End Date	Oct-23	Mar-15	Dec-11	Jul-10

Class M-9
WAL	8.80	4.44	3.10	2.38
Principal Window	48 - 192	38 - 94	33 - 56	26 - 41
Principal Window End Date	Dec-22	Oct-14	Aug-11	May-10

Class M-10
WAL	8.52	4.27	2.95	2.28
Principal Window	48 - 173	37 - 83	32 - 50	25 - 36
Principal Window End Date	May-21	Nov-13	Feb-11	Dec-09

Assumptions:
1. Prepayments are capped at 85CPR.

Sensitivity Analysis - To Call

Percent of Prepay Assumption	50%	100%	150%	200%
Class A-1
WAL	4.44	2.16	1.29	1.04
Principal Window	1 - 154	1 - 73	1 - 30	1 - 24
Principal Window End Date	Oct-19	Jan-13	Jun-09	Dec-08

Class A-2A
WAL	1.65	1.00	0.73	0.59
Principal Window	1 - 37	1 - 21	1 - 16	1 - 12
Principal Window End Date	Jan-10	Sep-08	Apr-08	Dec-07

Class A-2B
WAL	4.14	2.00	1.52	1.17
Principal Window	37 - 68	21 - 28	16 - 21	12 - 17
Principal Window End Date	Aug-12	Apr-09	Sep-08	May-08

Class A-2C
WAL	7.74	3.00	1.87	1.55
Principal Window	68 - 126	28 - 59	21 - 24	17 - 21
Principal Window End Date	Jun-17	Nov-11	Dec-08	Sep-08

Class A-2D
WAL	12.38	5.85	2.19	1.86
Principal Window	126 - 154	59 - 73	24 - 30	21 - 24
Principal Window End Date	Oct-19	Jan-13	Jun-09	Dec-08

Class M-1
WAL	8.42	4.68	3.64	2.68
Principal Window	48 - 154	47 - 73	30 - 44	24 - 33
Principal Window End Date	Oct-19	Jan-13	Aug-10	Sep-09

Class M-2
WAL	8.42	4.50	3.66	2.74
Principal Window	48 - 154	43 - 73	44 - 44	33 - 33
Principal Window End Date	Oct-19	Jan-13	Aug-10	Sep-09

Class M-3
WAL	8.42	4.40	3.55	2.69
Principal Window	48 - 154	42 - 73	41 - 44	31 - 33
Principal Window End Date	Oct-19	Jan-13	Aug-10	Sep-09

Sensitivity Analysis - To Call (Continued)

Percent of Prepay Assumption	50%	100%	150%	200%

Class M-4
WAL	8.42	4.35	3.35	2.57
Principal Window	48 - 154	41 - 73	38 - 44	29 - 33
Principal Window End Date	Oct-19	Jan-13	Aug-10	Sep-09

Class M-5
WAL	8.42	4.31	3.21	2.47
Principal Window	48 - 154	40 - 73	36 - 44	28 - 33
Principal Window End Date	Oct-19	Jan-13	Aug-10	Sep-09

Class M-6
WAL	8.42	4.28	3.12	2.41
Principal Window	48 - 154	39 - 73	35 - 44	27 - 33
Principal Window End Date	Oct-19	Jan-13	Aug-10	Sep-09

Class M-7
WAL	8.42	4.26	3.06	2.36
Principal Window	48 - 154	39 - 73	34 - 44	26 - 33
Principal Window End Date	Oct-19	Jan-13	Aug-10	Sep-09

Class M-8
WAL	8.42	4.24	3.03	2.31
Principal Window	48 - 154	38 - 73	33 - 44	26 - 33
Principal Window End Date	Oct-19	Jan-13	Aug-10	Sep-09

Class M-9
WAL	8.42	4.23	2.98	2.31
Principal Window	48 - 154	38 - 73	33 - 44	26 - 33
Principal Window End Date	Oct-19	Jan-13	Aug-10	Sep-09

Class M-10
WAL	8.41	4.21	2.92	2.26
Principal Window	48 - 154	37 - 73	32 - 44	25 - 33
Principal Window End Date	Oct-19	Jan-13	Aug-10	Sep-09

Assumptions:
1. Prepayments are capped at 85 CPR.

Assumed Monthly Excess Interest at Static Indices

Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)
1	2.67	26	3.41	51	4.61
2	1.95	27	3.97	52	4.06
3	2.48	28	3.46	53	4.23
4	1.95	29	3.72	54	4.04
5	2.12	30	3.89	55	4.21
6	1.95	31	4.07	56	4.02
7	2.12	32	3.93	57	4.02
8	1.95	33	3.95	58	4.19
9	1.95	34	4.16	59	4.00
10	2.13	35	4.00	60	4.18
11	1.95	36	4.30	61	3.99
12	2.13	37	4.11	62	3.98
13	1.95	38	3.98	63	4.34
14	1.96	39	4.60	64	3.96
15	2.30	40	4.06	65	4.14
16	1.96	41	4.25	66	3.95
17	2.13	42	4.10	67	4.12
18	1.96	43	4.28	68	3.93
19	2.17	44	4.09	69	3.92
20	2.30	45	4.09	70	4.10
21	2.38	46	4.27	71	3.92
22	2.73	47	4.08	72	4.10
23	2.72	48	4.26	73	3.93
24	3.59	49	4.08
25	3.40	50	4.07

Assumptions:
1. Run at pricing prepayment assumption
2. Excess (30/360)
3. Static Indices: 1mL = 5.35% and 6mL = 5.29%
4. 10% optional clean-up call
5. Includes payments made from the Cap Agreement

Assumed Monthly Excess Interest at Forward Indices

Period	1 Month LIBOR Forwards (%)	6 Month LIBOR Forwards (%)	Excess Interest at Forwards (%)	Period	1 Month LIBOR Forwards (%)	6 Month LIBOR Forwards (%)	Excess Interest at Forwards (%)
1	5.35000	5.29000	2.67	38	4.56287	4.63049	4.31
2	5.29859	5.22832	2.00	39	4.57136	4.64035	4.84
3	5.26159	5.15620	2.56	40	4.58041	4.65060	4.37
4	5.22191	5.07328	2.08	41	4.58995	4.66115	4.53
5	5.16884	4.98324	2.30	42	4.59994	4.67184	4.41
6	5.09167	4.89068	2.20	43	4.61030	4.68251	4.55
7	4.98620	4.80212	2.47	44	4.62091	4.69300	4.39
8	4.87512	4.72502	2.42	45	4.63168	4.70328	4.37
9	4.77465	4.66202	2.52	46	4.64247	4.71336	4.53
10	4.69289	4.61273	2.76	47	4.65288	4.72325	4.36
11	4.62482	4.57519	2.67	48	4.66271	4.73302	4.53
12	4.57095	4.54752	2.88	49	4.67203	4.74279	4.35
13	4.53265	4.52741	2.76	50	4.68140	4.75261	4.35
14	4.50448	4.51219	2.79	51	4.69096	4.76243	4.82
15	4.48459	4.50069	3.11	52	4.70065	4.77217	4.33
16	4.47187	4.49218	2.82	53	4.71039	4.78173	4.48
17	4.46198	4.48607	2.98	54	4.72013	4.79107	4.32
18	4.45253	4.48236	2.84	55	4.72980	4.80015	4.47
19	4.44303	4.48136	3.03	56	4.73919	4.80893	4.29
20	4.43676	4.48339	3.13	57	4.74823	4.81742	4.28
21	4.43450	4.48805	3.21	58	4.75690	4.82564	4.43
22	4.43590	4.49469	3.49	59	4.76532	4.83361	4.26
23	4.44012	4.50265	3.50	60	4.77351	4.84133	4.43
24	4.44665	4.51143	4.31	61	4.78143	4.84882	4.25
25	4.45500	4.52055	4.13	62	4.78913	4.85609	4.24
26	4.46418	4.52961	4.11	63	4.79657	4.86313	4.56
27	4.47357	4.53846	4.57	64	4.80375	4.86999	4.22
28	4.48278	4.54708	4.11	65	4.81074	4.87665	4.37
29	4.49181	4.55547	4.29	66	4.81754	4.88314	4.21
30	4.50038	4.56365	4.30	67	4.82414	4.88946	4.36
31	4.50833	4.57166	4.45	68	4.83057	4.89561	4.18
32	4.51629	4.57959	4.32	69	4.83684	4.90161	4.17
33	4.52429	4.58750	4.34	70	4.84294	4.90746	4.33
34	4.53217	4.59550	4.51	71	4.84889	4.91317	4.17
35	4.53997	4.60370	4.36	72	4.85468	4.91875	4.34
36	4.54757	4.61219	4.60	73	4.86032	4.92421	4.17
37	4.55499	4.62109	4.43

Assumptions:
1. Run at pricing prepayment assumption
2. Excess (30/360)
3. 10% optional clean-up call
4. Includes payments made from the Cap Agreement

BREAKEVEN (PRIOR TO 1ST DOLLAR LOSS)

BOND	CDR BE RATE (%)	WAL	Cum Loss (%)
M-1	29.72	5.83	21.01
M-2	23.67	6.67	18.12
M-3	20.70	8.07	16.52
M-4	18.09	8.63	15.00
M-5	15.93	9.33	13.65
M-6	14.18	10.05	12.49
M-7	12.50	10.45	11.32
M-8	11.51	11.84	10.60
M-9	9.80	11.07	9.29
M-10	8.65	11.51	8.37

Assumptions

1.	Trigger Event fail
2.	40 % Loss Severity
3.	6 Months Lag
4.	Defaults outside Prepays
5.	Pricing Prepayment Assumption
6.	Certificates use 1-month LIBOR forward and collateral uses 6-month LIBOR forward

Aggregate Collateral: Summary
Statistics for the Mortgage Loans listed below are based on Cut-Off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$739,473,750.35
Number of Mortgage Loans	3,626
Average Scheduled Principal Balance:	$203,936.50	$7,117.76	$1,200,000.00
Weighted Average Gross Coupon:	8.386%	5.625%	15.874%
Non-Zero Weighted Average Original Credit Score:	625	500	815
Weighted Average Combined LTV Ratio (1):	81.78%	10.66%	100.00%
Weighted Average Fully Combined LTV Ratio (2):	87.39%	13.97%	100.00%
Weighted Average Effective LTV Ratio(3):	79.55%	10.66%	100.00%
Weighted Average Stated Remaining Term:	354 Months	119 Months	359 Months
Weighted Average Original Term:	356 Months	120 Months	360 Months
Weighted Average Months to Next Rate Adjustment:	23 Months	3 Month	58 Months
Weighted Average Gross Margin:	6.106%	2.125%	9.875%
Weighted Average Initial Periodic Rate Cap:	2.382%	1.000%	5.000%
Weighted Average Subsequent Periodic Rate Cap:	1.335%	1.000%	2.000%
Weighted Average Gross Maximum Lifetime Rate:	15.016%	11.950%	19.775%
Weighted Average Gross Minimum Lifetime Rate:	7.951%	2.125%	12.775%
Weighted Average Seasoning:	3 Months	1 Month	20 Months
Weighted Average First Pay Date:	October 2006	May 2005	December 2006
Percent Interest Only Loans:	20.48%
Percent Second Liens:	5.30%
Percent of First Liens with Silent Seconds:	31.04%
Non-Zero Weighted Average Debt-To-Income Ratio:	42.31%	2.75%	60.40%

(1)Combined LTV = Principal Balance at Origination + Senior Lien Balance (as applicable) / property value
(2)Fully Combined LTV = Principal Balance at Origination+ Senior and known Junior Lien Balances (as applicable) / property value
(3)Effective LTV = (Principal Balance at Origination+ Senior Lien Balances (as applicable) / property value)* (1-MI coverage %)

Product Type of the Mortgage Loans

Product Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
HYBRID 2 YRS FIXED BALLOON	833	217,533,584.77	29.42	261,144.76	8.322	81.12	87.73	78.54	617
HYBRID 2 YRS FIXED	881	169,743,931.24	22.95	192,671.89	8.712	80.90	85.09	78.70	608
HYBRID 2 YRS FIXED IO	357	127,049,052.66	17.18	355,879.70	7.755	81.57	92.27	80.44	651
FIXED -30	799	83,139,548.23	11.24	104,054.50	8.992	83.68	85.44	81.98	633
FIXED BALLOON 40/30	131	26,894,411.05	3.64	205,300.85	7.745	78.36	81.93	75.17	639
HYBRID 3 YRS FIXED BALLOON	92	23,635,173.68	3.20	256,904.06	8.012	81.12	87.40	78.02	637
HYBRID 3 YRS FIXED	127	22,737,580.59	3.07	179,036.07	8.260	81.97	88.13	78.71	629
HYBRID 2 YRS DUAL AM 40/20	65	18,442,157.08	2.49	283,725.49	8.245	83.11	83.11	78.19	593
HYBRID 3 YRS FIXED IO	48	15,593,710.21	2.11	324,868.96	8.022	84.71	91.04	81.57	630
FIXED BALLOON 30/15	172	12,052,530.62	1.63	70,072.85	10.907	99.66	99.66	99.66	666
FIXED DUAL AM 40/20	27	7,796,889.96	1.05	288,773.70	7.814	78.86	78.86	73.51	621
FIXED -30 IO	18	5,798,371.65	0.78	322,131.76	7.406	84.69	84.69	82.54	662
HYBRID 5 YRS FIXED IO	13	2,966,660.68	0.40	228,204.67	9.010	84.32	85.94	83.71	669
FIXED -15	23	1,858,317.81	0.25	80,796.43	8.186	72.22	72.71	71.57	638
FIXED -20	13	1,440,027.77	0.19	110,771.37	7.944	67.39	67.39	67.39	621
FIXED BALLOON 40/15	16	1,137,750.64	0.15	71,109.42	11.806	99.83	99.83	99.83	657
HYBRID 5 YRS FIXED	7	1,132,136.99	0.15	161,733.86	8.847	84.11	84.11	82.81	633
HYBRID 3 YRS DUAL AM 40/20	1	251,649.72	0.03	251,649.72	8.150	90.00	90.00	90.00	602
ARM NON-HYBRID	1	149,826.75	0.02	149,826.75	8.750	48.39	48.39	48.39	717
FIXED -25	1	69,518.27	0.01	69,518.27	7.315	80.00	80.00	80.00	637
FIXED -10	1	50,919.98	0.01	50,919.98	7.990	69.19	69.19	69.19	629
Total:	3,626	739,473,750.35	100.00	203,936.50	8.386	81.78	87.39	79.55	625

Servicer of the Mortgage Loans

Servicer	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Wells Fargo	2,903	578,841,945.66	78.28	199,394.40	8.422	81.90	87.82	79.64	627
Chase	411	86,460,348.41	11.69	210,365.81	8.180	81.16	89.11	79.73	629
Ocwen	245	68,962,734.87	9.33	281,480.55	8.203	80.23	80.67	77.05	606
Countrywide	67	5,208,721.41	0.70	77,742.11	10.214	99.69	99.69	99.69	674
Total:	3,626	739,473,750.35	100.00	203,936.50	8.386	81.78	87.39	79.55	625

Originator of the Mortgage Loans

Originator	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
New Century	2,331	464,698,194.75	62.84	199,355.72	8.374	81.20	87.27	78.81	623
Lime Financial	384	78,718,749.30	10.65	204,996.74	8.223	81.01	89.75	79.44	629
Quick Loan Funding	272	76,704,333.98	10.37	282,001.23	8.157	80.48	80.88	77.61	609
Master Financial	168	38,911,227.23	5.26	231,614.45	8.682	84.22	91.60	84.16	626
Meritage	197	36,148,935.02	4.89	183,497.13	8.572	85.84	93.40	81.57	640
Wells Fargo	179	35,504,577.27	4.80	198,349.59	8.637	84.01	84.76	83.84	664
WMC	67	5,208,721.41	0.70	77,742.11	10.214	99.69	99.69	99.69	674
National City	10	1,954,901.47	0.26	195,490.15	8.324	82.65	91.95	82.65	624
MortgageIT	18	1,624,109.92	0.22	90,228.33	7.921	93.11	93.11	71.95	587
Total:	3,626	739,473,750.35	100.00	203,936.50	8.386	81.78	87.39	79.55	625

Originator/Servicer of the Mortgage Loans

Originator/Servicer	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
New Century / Wells Fargo	2,331	464,698,194.75	62.84	199,355.72	8.374	81.20	87.27	78.81	623
Lime / Chase	384	78,718,749.30	10.65	204,996.74	8.223	81.01	89.75	79.44	629
Quick Loan / Ocwen	245	68,962,734.87	9.33	281,480.55	8.203	80.23	80.67	77.05	606
Master / Wells Fargo	168	38,911,227.23	5.26	231,614.45	8.682	84.22	91.60	84.16	626
Meritage / Wells Fargo	197	36,148,935.02	4.89	183,497.13	8.572	85.84	93.40	81.57	640
Wells Fargo / Wells Fargo	179	35,504,577.27	4.80	198,349.59	8.637	84.01	84.76	83.84	664
Quick Loan / Chase	27	7,741,599.11	1.05	286,725.89	7.743	82.67	82.67	82.67	628
WMC / Countrywide	67	5,208,721.41	0.70	77,742.11	10.214	99.69	99.69	99.69	674
National City / Wells Fargo	10	1,954,901.47	0.26	195,490.15	8.324	82.65	91.95	82.65	624
MortgageIT / Wells Fargo	18	1,624,109.92	0.22	90,228.33	7.921	93.11	93.11	71.95	587
Total:	3,626	739,473,750.35	100.00	203,936.50	8.386	81.78	87.39	79.55	625

Principal Balances of the Mortgage Loans at Origination

Original Balance ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
7,125 - 25,000	49	1,049,127.78	0.14	21,410.77	11.009	99.43	99.43	99.43	636
25,001 - 50,000	223	8,497,903.73	1.15	38,107.19	11.010	92.90	92.90	92.51	636
50,001 - 75,000	379	23,906,094.06	3.23	63,076.77	10.068	86.98	88.72	85.53	617
75,001 - 100,000	441	38,631,566.60	5.22	87,599.92	9.325	83.39	86.62	81.60	621
100,001 - 125,000	338	38,052,000.79	5.15	112,579.88	9.012	82.09	86.78	79.61	617
125,001 - 150,000	307	42,131,510.15	5.70	137,236.19	8.895	81.32	86.28	79.10	615
150,001 - 175,000	244	39,513,450.53	5.34	161,940.37	8.630	79.68	84.44	76.92	610
175,001 - 200,000	219	41,128,274.24	5.56	187,800.34	8.518	79.90	84.77	77.71	611
200,001 - 225,000	198	42,002,220.08	5.68	212,132.42	8.240	79.78	85.76	77.64	618
225,001 - 250,000	172	40,806,391.99	5.52	237,246.47	8.203	81.36	87.98	78.95	625
250,001 - 275,000	133	34,964,020.76	4.73	262,887.37	8.033	80.38	86.75	78.00	623
275,001 - 300,000	135	38,875,798.39	5.26	287,968.88	8.217	80.01	84.92	77.35	616
300,001 - 333,700	140	44,175,666.12	5.97	315,540.47	8.230	82.45	87.69	78.97	621
333,701 - 350,000	56	19,138,648.11	2.59	341,761.57	8.107	81.49	89.50	79.41	631
350,001 - 400,000	181	67,767,117.08	9.16	374,403.96	8.036	81.69	88.30	78.92	629
400,001 - 500,000	221	99,182,429.04	13.41	448,789.27	7.898	81.21	88.79	78.82	636
500,001 - 600,000	98	53,447,470.96	7.23	545,382.36	8.058	83.57	89.27	80.51	634
600,001 - 700,000	55	35,347,931.03	4.78	642,689.66	8.089	83.27	90.37	83.27	645
700,001 - 800,000	21	15,529,287.75	2.10	739,489.89	7.650	85.27	89.95	85.27	652
800,001 - 900,000	7	5,855,548.41	0.79	836,506.92	8.323	84.40	88.83	84.40	647
900,001 - 1,000,000	5	4,746,892.83	0.64	949,378.57	7.147	72.67	76.52	72.67	648
1,000,001 - 1,200,000	4	4,724,399.92	0.64	1,181,099.98	8.509	71.91	74.43	71.91	623
Total:	3,626	739,473,750.35	100.00	203,936.50	8.386	81.78	87.39	79.55	625
The average principal balance of the Mortgage Loans at Origination is $204,138.52.

Principal Balances of the Mortgage Loans as of the Cut-Off Date

Principal Balance as of the Cut-Off Date ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
7,118 - 25,000	50	1,074,115.62	0.15	21,482.31	11.042	99.45	99.45	99.45	635
25,001 - 50,000	224	8,572,629.38	1.16	38,270.67	10.993	92.76	92.76	92.38	636
50,001 - 75,000	382	24,175,140.61	3.27	63,285.71	10.060	86.95	88.67	85.51	618
75,001 - 100,000	436	38,262,806.56	5.17	87,758.73	9.324	83.39	86.65	81.58	621
100,001 - 125,000	338	38,052,000.79	5.15	112,579.88	9.012	82.09	86.78	79.61	617
125,001 - 150,000	307	42,131,510.15	5.70	137,236.19	8.895	81.32	86.28	79.10	615
150,001 - 175,000	247	40,037,749.63	5.41	162,096.15	8.620	79.75	84.54	77.00	610
175,001 - 200,000	217	40,803,194.01	5.52	188,033.15	8.520	79.79	84.62	77.61	611
200,001 - 225,000	198	42,027,838.16	5.68	212,261.81	8.243	79.82	85.90	77.69	618
225,001 - 250,000	171	40,581,555.04	5.49	237,319.04	8.206	81.36	87.91	78.95	625
250,001 - 275,000	133	34,964,020.76	4.73	262,887.37	8.033	80.38	86.75	78.00	623
275,001 - 300,000	135	38,875,798.39	5.26	287,968.88	8.217	80.01	84.92	77.35	616
300,001 - 325,000	116	36,249,455.15	4.90	312,495.30	8.279	82.13	87.50	78.77	620
325,001 - 358,700	111	38,009,933.47	5.14	342,431.83	8.098	81.59	87.45	78.95	621
358,701 - 375,000	68	24,801,562.42	3.35	364,728.86	7.918	83.21	91.38	80.48	639
375,001 - 425,000	138	55,177,915.73	7.46	399,839.97	7.985	80.97	87.78	78.23	633
425,001 - 525,000	196	91,906,874.98	12.43	468,912.63	7.891	81.69	89.32	79.37	636
525,001 - 625,000	80	45,533,840.53	6.16	569,173.01	8.189	84.34	89.75	81.54	636
625,001 - 725,000	50	33,110,262.54	4.48	662,205.25	8.012	82.42	89.63	82.42	646
725,001 - 825,000	15	11,415,255.27	1.54	761,017.02	7.530	86.71	89.29	86.71	655
825,001 - 925,000	6	5,153,891.37	0.70	858,981.90	8.225	81.08	89.66	81.08	652
925,001 - 1,025,000	4	3,831,999.87	0.52	957,999.97	7.313	70.92	70.92	70.92	626
1,025,001 - 1,200,000	4	4,724,399.92	0.64	1,181,099.98	8.509	71.91	74.43	71.91	623
Avg 203,937	3,626	739,473,750.35	100.00	203,936.50	8.386	81.78	87.39	79.55	625
The average principal balance of the Mortgage Loans as of the Cut-Off Date is $203,936.50.

Gross Mortgage Rates of the Mortgage Loans at Origination

Gross Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
5.625 - 6.000	17	6,116,924.29	0.83	359,819.08	5.780	71.71	76.18	69.38	684
6.001 - 6.500	83	25,032,563.44	3.39	301,597.15	6.395	77.96	84.04	75.59	672
6.501 - 7.000	193	56,437,127.48	7.63	292,420.35	6.826	76.89	83.40	75.39	654
7.001 - 7.500	365	104,126,024.61	14.08	285,276.78	7.330	79.55	89.29	78.04	650
7.501 - 8.000	545	137,983,316.63	18.66	253,180.40	7.791	80.22	88.84	78.20	634
8.001 - 8.500	484	114,142,334.17	15.44	235,831.27	8.291	82.14	88.59	79.29	624
8.501 - 9.000	504	107,321,839.68	14.51	212,940.16	8.786	81.34	85.18	78.79	609
9.001 - 9.500	350	66,054,926.82	8.93	188,728.36	9.287	84.57	86.67	81.07	598
9.501 - 10.000	361	55,678,383.85	7.53	154,233.75	9.796	83.15	84.17	80.77	586
10.001 - 10.500	169	22,634,735.40	3.06	133,933.35	10.285	86.25	87.54	83.31	596
10.501 - 11.000	169	17,994,473.49	2.43	106,476.17	10.786	88.43	89.29	87.19	607
11.001 - 11.500	126	8,951,339.78	1.21	71,042.38	11.281	96.06	96.52	95.46	634
11.501 - 12.000	119	8,411,514.59	1.14	70,685.00	11.795	97.96	98.16	97.90	631
12.001 - 12.500	105	6,546,804.57	0.89	62,350.52	12.221	99.40	99.56	99.40	634
12.501 - 13.000	20	1,275,877.98	0.17	63,793.90	12.785	93.50	93.50	93.50	608
13.001 - 13.500	4	270,135.87	0.04	67,533.97	13.292	100.00	100.00	100.00	645
13.501 - 14.000	4	193,862.61	0.03	48,465.65	13.851	99.03	99.03	99.03	635
14.001 - 14.500	5	250,489.69	0.03	50,097.94	14.231	100.00	100.00	100.00	627
14.501 - 15.000	1	14,990.38	0.00	14,990.38	14.624	100.00	100.00	100.00	606
15.001 - 15.500	1	23,583.02	0.00	23,583.02	15.125	100.00	100.00	100.00	612
15.501 - 15.874	1	12,502.00	0.00	12,502.00	15.874	100.00	100.00	100.00	619
Total:	3,626	739,473,750.35	100.00	203,936.50	8.386	81.78	87.39	79.55	625
The weighted-average gross mortgage rate of the Mortgage Loans as of the Cut-Off Date is 8.386%.

Original Term to Maturity of the Mortgage Loans

Original Term to Scheduled Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
120 - 240	225	16,539,546.82	2.24	73,509.10	10.396	93.68	93.74	93.61	658
241 - 360	3,401	722,934,203.53	97.76	212,565.19	8.340	81.51	87.24	79.23	625
Total:	3,626	739,473,750.35	100.00	203,936.50	8.386	81.78	87.39	79.55	625
The weighted-average original term to scheduled maturity of the Mortgage Loans as of the Cut-Off Date is 356 months.

Remaining Term to Maturity of the Mortgage Loans

Remaining Term to Scheduled Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
119 - 120	1	50,919.98	0.01	50,919.98	7.990	69.19	69.19	69.19	629
121 - 180	211	15,048,599.07	2.04	71,320.37	10.639	96.28	96.34	96.20	662
181 - 240	13	1,440,027.77	0.19	110,771.37	7.944	67.39	67.39	67.39	621
241 - 300	1	69,518.27	0.01	69,518.27	7.315	80.00	80.00	80.00	637
301 - 359	3,400	722,864,685.26	97.75	212,607.26	8.340	81.51	87.25	79.23	625
Total:	3,626	739,473,750.35	100.00	203,936.50	8.386	81.78	87.39	79.55	625
The weighted-average remaining term to scheduled maturity of the Mortgage Loans as of the Cut-Off Date is 354 months.

Seasoning of the Mortgage Loans

Seasoning (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1-6	3,529	729,832,477.60	98.70	206,810.00	8.371	81.64	87.29	79.40	625
7-12	24	3,603,647.22	0.49	150,151.97	8.662	83.12	89.91	80.62	616
13 - 18	68	5,675,757.47	0.77	83,467.02	9.961	97.62	97.62	97.41	659
19 - 20	5	361,868.06	0.05	72,373.61	10.222	99.22	99.22	99.22	668
Total:	3,626	739,473,750.35	100.00	203,936.50	8.386	81.78	87.39	79.55	625
The weighted-average seasoning of the Mortgage Loans as of the Cut-Off Date is 3 months.

Combined Loan-To-Value Ratio of the Mortgage Loans at Origination

Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
10.66 - 15.00	2	189,866.39	0.03	94,933.20	7.668	12.84	21.25	12.84	631
15.01 - 20.00	6	449,363.86	0.06	74,893.98	9.529	18.07	18.07	18.07	556
20.01 - 25.00	3	224,873.57	0.03	74,957.86	7.691	23.35	23.35	23.35	570
25.01 - 30.00	4	391,448.83	0.05	97,862.21	7.524	27.19	27.19	27.19	663
30.01 - 35.00	14	1,660,076.35	0.22	118,576.88	8.248	33.08	33.08	33.08	585
35.01 - 40.00	18	2,602,116.78	0.35	144,562.04	7.664	37.66	37.66	37.66	626
40.01 - 45.00	23	3,180,296.94	0.43	138,273.78	8.123	43.03	44.28	43.03	582
45.01 - 50.00	40	7,125,254.75	0.96	178,131.37	8.152	48.24	48.24	48.24	619
50.01 - 55.00	46	8,686,223.36	1.17	188,830.94	7.702	52.92	52.92	52.92	600
55.01 - 60.00	70	16,868,688.59	2.28	240,981.27	8.220	58.68	58.85	58.68	583
60.01 - 65.00	94	21,204,898.63	2.87	225,584.03	7.989	63.53	63.53	63.53	590
65.01 - 70.00	144	30,820,099.06	4.17	214,028.47	8.136	68.82	69.81	68.82	591
70.01 - 75.00	205	43,072,593.53	5.82	210,110.21	8.428	74.09	74.56	74.09	591
75.01 - 80.00	1,169	285,367,313.26	38.59	244,112.33	7.932	79.82	93.68	79.82	642
80.01 - 85.00	364	75,868,844.15	10.26	208,430.89	8.617	84.43	85.36	80.82	593
85.01 - 90.00	561	132,666,551.22	17.94	236,482.27	8.503	89.71	90.14	83.07	625
90.01 - 95.00	223	55,508,214.88	7.51	248,915.76	8.499	94.85	94.92	88.95	640
95.01 - 100.00	640	53,587,026.20	7.25	83,729.73	10.585	99.97	99.97	96.82	654
Total:	3,626	739,473,750.35	100.00	203,936.50	8.386	81.78	87.39	79.55	625
The weighted-average combined loan-to-value ratio of the Mortgage Loans as of the Cut-Off Date is 81.78%.

Fully Combined Loan-To-Value Ratio of the Mortgage Loans at Origination

Fully Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
13.97 - 15.00	1	124,890.30	0.02	124,890.30	7.950	13.97	13.97	13.97	565
15.01 - 20.00	6	449,363.86	0.06	74,893.98	9.529	18.07	18.07	18.07	556
20.01 - 25.00	3	224,873.57	0.03	74,957.86	7.691	23.35	23.35	23.35	570
25.01 - 30.00	4	391,448.83	0.05	97,862.21	7.524	27.19	27.19	27.19	663
30.01 - 35.00	14	1,660,076.35	0.22	118,576.88	8.248	33.08	33.08	33.08	585
35.01 - 40.00	19	2,667,092.87	0.36	140,373.31	7.651	37.00	37.60	37.00	629
40.01 - 45.00	21	2,958,942.74	0.40	140,902.04	8.043	43.03	43.03	43.03	586
45.01 - 50.00	40	7,125,254.75	0.96	178,131.37	8.152	48.24	48.24	48.24	619
50.01 - 55.00	46	8,686,223.36	1.17	188,830.94	7.702	52.92	52.92	52.92	600
55.01 - 60.00	70	16,960,633.54	2.29	242,294.76	8.222	58.54	58.67	58.54	582
60.01 - 65.00	94	21,204,898.63	2.87	225,584.03	7.989	63.53	63.53	63.53	590
65.01 - 70.00	140	28,944,087.46	3.91	206,743.48	8.126	68.75	68.82	68.75	586
70.01 - 75.00	200	42,349,712.86	5.73	211,748.56	8.427	74.07	74.10	74.07	592
75.01 - 80.00	401	86,185,092.25	11.65	214,925.42	8.363	79.29	79.44	79.29	598
80.01 - 85.00	323	70,453,086.78	9.53	218,121.01	8.579	84.35	84.38	80.81	593
85.01 - 90.00	530	128,505,156.40	17.38	242,462.56	8.458	89.49	89.70	82.86	627
90.01 - 95.00	276	64,567,683.73	8.73	233,940.88	8.494	93.19	94.86	87.67	637
95.01 - 100.00	1,438	256,015,232.07	34.62	178,035.63	8.386	84.40	99.98	83.64	658
Total:	3,626	739,473,750.35	100.00	203,936.50	8.386	81.78	87.39	79.55	625
The weighted-average fully combined loan-to-value ratio of the Mortgage Loans as of the Cut-Off Date is 87.39%.

Effective Loan-To-Value Ratio of the Mortgage Loans at Origination

Effective Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
10.66 - 15.00	2	189,866.39	0.03	94,933.20	7.668	12.84	21.25	12.84	631
15.01 - 20.00	6	449,363.86	0.06	74,893.98	9.529	18.07	18.07	18.07	556
20.01 - 25.00	3	224,873.57	0.03	74,957.86	7.691	23.35	23.35	23.35	570
25.01 - 30.00	4	391,448.83	0.05	97,862.21	7.524	27.19	27.19	27.19	663
30.01 - 35.00	14	1,660,076.35	0.22	118,576.88	8.248	33.08	33.08	33.08	585
35.01 - 40.00	18	2,602,116.78	0.35	144,562.04	7.664	37.66	37.66	37.66	626
40.01 - 45.00	23	3,180,296.94	0.43	138,273.78	8.123	43.03	44.28	43.03	582
45.01 - 50.00	40	7,125,254.75	0.96	178,131.37	8.152	48.24	48.24	48.24	619
50.01 - 55.00	46	8,686,223.36	1.17	188,830.94	7.702	52.92	52.92	52.92	600
55.01 - 60.00	70	16,868,688.59	2.28	240,981.27	8.220	58.68	58.85	58.68	583
60.01 - 65.00	102	21,946,484.95	2.97	215,161.62	7.981	64.76	64.76	63.58	590
65.01 - 70.00	147	31,249,680.15	4.23	212,582.86	8.137	69.11	70.09	68.80	592
70.01 - 75.00	205	43,072,593.53	5.82	210,110.21	8.428	74.09	74.56	74.09	591
75.01 - 80.00	1,942	455,495,952.25	61.60	234,549.92	8.137	83.25	92.11	79.72	630
80.01 - 85.00	76	17,441,565.16	2.36	229,494.28	8.563	84.23	84.85	84.20	616
85.01 - 90.00	200	49,666,753.52	6.72	248,333.77	8.607	89.66	90.44	89.60	633
90.01 - 95.00	130	33,610,343.91	4.55	258,541.11	8.688	94.95	95.03	94.95	648
95.01 - 100.00	598	45,612,167.46	6.17	76,274.53	10.963	99.97	99.97	99.97	657
Total:	3,626	739,473,750.35	100.00	203,936.50	8.386	81.78	87.39	79.55	625
The weighted-average effective loan-to-value ratio of the Mortgage Loans as of the Cut-Off Date is 79.55%.

Occupancy Type of the Mortgage Loans at Origination

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Primary	3,289	680,759,021.95	92.06	206,980.55	8.348	81.68	87.54	79.46	623
Investor	260	43,903,009.57	5.94	168,857.73	8.864	83.36	83.71	80.28	656
Second Home	77	14,811,718.83	2.00	192,359.98	8.723	81.98	91.47	81.55	660
Total:	3,626	739,473,750.35	100.00	203,936.50	8.386	81.78	87.39	79.55	625

Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Single Family	2,571	503,415,243.99	68.08	195,805.23	8.365	81.40	86.69	79.01	622
PUD	496	109,749,173.71	14.84	221,268.50	8.302	82.38	88.28	79.69	623
Two to Four Family	214	58,348,431.24	7.89	272,656.22	8.459	82.28	88.96	81.04	655
Condominium	225	40,238,797.65	5.44	178,839.10	8.577	82.71	88.82	80.78	637
Single Family Detached	116	26,956,687.26	3.65	232,385.24	8.655	84.18	91.46	84.10	626
Single Family Attached	2	433,763.20	0.06	216,881.60	8.766	77.10	87.16	77.10	597
Highrise Condominium	2	331,653.30	0.04	165,826.65	9.777	79.58	79.58	79.58	677
Total:	3,626	739,473,750.35	100.00	203,936.50	8.386	81.78	87.39	79.55	625

Loan Purpose of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Cash-Out Refinance	1,638	375,765,796.54	50.82	229,405.25	8.324	79.40	80.27	76.86	607
Purchase	1,621	290,502,381.04	39.29	179,211.83	8.545	84.89	96.42	83.21	650
Rate/Term Refinance	367	73,205,572.77	9.90	199,470.23	8.070	81.69	88.10	78.85	625
Total:	3,626	739,473,750.35	100.00	203,936.50	8.386	81.78	87.39	79.55	625

Documentation of the Mortgage Loans at Origination

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Stated	1,340	323,775,577.27	43.78	241,623.57	8.653	82.02	88.60	80.62	640
Full (12 mos Income)	1,354	256,121,975.30	34.64	189,159.51	8.150	81.50	86.64	78.56	614
Full (24 mos Income)	778	133,818,669.44	18.10	172,003.43	8.145	80.99	85.64	77.80	608
None	109	14,473,073.24	1.96	132,780.49	9.052	86.93	86.93	86.93	664
Limited	45	11,284,455.10	1.53	250,765.67	8.072	84.36	90.94	82.57	641
Total:	3,626	739,473,750.35	100.00	203,936.50	8.386	81.78	87.39	79.55	625

Lien Position of the Mortgage Loans at Origination

Lien Position	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
First	3,034	700,293,670.75	94.70	230,815.32	8.229	80.78	86.70	78.42	624
Second	592	39,180,079.60	5.30	66,182.57	11.194	99.70	99.70	99.70	658
Total:	3,626	739,473,750.35	100.00	203,936.50	8.386	81.78	87.39	79.55	625

Index of the Adjustable-Rate Mortgage Loans

Index	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Six-Month LIBOR	2,421	598,212,649.98	99.83	247,093.21	8.291	81.35	87.87	79.07	623
Twelve-Month LIBOR	2	552,387.74	0.09	276,193.87	8.850	81.99	90.66	81.99	660
One-Year CMT	2	470,426.65	0.08	235,213.33	9.295	82.26	82.26	82.26	650
Total:	2,425	599,235,464.37	100.00	247,107.41	8.292	81.36	87.87	79.07	623

Prepayment Penalty Term of the Mortgage Loans at Origination

Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	1,009	182,521,994.57	24.68	180,893.95	8.806	82.51	86.79	80.21	630
12	166	49,464,205.06	6.69	297,977.14	8.256	80.85	89.07	79.03	639
24	1,764	380,989,097.34	51.52	215,980.21	8.348	82.17	88.54	80.03	620
36	687	126,498,453.38	17.11	184,131.66	7.944	79.93	84.14	77.37	632
Total:	3,626	739,473,750.35	100.00	203,936.50	8.386	81.78	87.39	79.55	625

Geographic Concentration of the Mortgage Loans

Geographic Concentration	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
California	866	265,037,124.71	35.84	306,047.49	8.117	81.35	87.79	79.69	631
Florida	382	68,349,377.96	9.24	178,925.07	8.509	80.56	86.29	78.52	628
Arizona	183	34,842,367.77	4.71	190,395.45	8.328	79.98	83.11	77.40	616
New York	130	31,518,581.52	4.26	242,450.63	8.205	80.92	87.75	78.95	644
Texas	248	29,237,072.95	3.95	117,891.42	8.456	80.05	85.68	78.44	621
New Jersey	93	24,690,744.43	3.34	265,491.88	8.696	82.37	86.08	80.01	631
Washington	96	21,506,640.40	2.91	224,027.50	8.353	80.46	88.25	78.44	627
Nevada	96	21,300,996.82	2.88	221,885.38	8.211	82.58	90.79	80.31	632
Illinois	106	19,824,303.59	2.68	187,021.73	8.534	84.94	89.00	81.69	624
Georgia	123	18,343,671.97	2.48	149,135.54	8.971	85.23	91.35	81.96	621
Maryland	78	18,324,395.84	2.48	234,928.15	8.397	80.64	83.48	77.63	601
Massachusetts	74	17,200,654.49	2.33	232,441.28	8.592	80.50	83.02	78.33	615
Hawaii	44	16,061,284.53	2.17	365,029.19	7.868	80.36	82.91	79.11	644
Oregon	74	15,044,144.01	2.03	203,299.24	8.078	84.46	90.83	80.46	633
Virginia	75	14,771,241.37	2.00	196,949.88	8.602	80.76	86.06	78.98	615
Pennsylvania	91	10,561,586.70	1.43	116,061.39	8.828	83.51	85.66	80.18	593
Ohio	96	10,248,709.66	1.39	106,757.39	9.016	85.52	91.25	81.35	608
Michigan	91	9,349,646.52	1.26	102,743.37	9.155	84.86	88.37	82.42	608
Colorado	52	8,146,073.49	1.10	156,655.26	8.746	84.35	90.53	81.75	619
Minnesota	41	7,408,622.04	1.00	180,698.10	8.562	84.61	91.09	81.04	619
Wisconsin	53	6,714,511.57	0.91	126,688.90	8.717	82.53	86.22	79.01	625
Connecticut	29	6,444,148.27	0.87	222,212.01	8.588	84.21	90.38	81.91	614
Missouri	50	5,501,327.07	0.74	110,026.54	9.030	85.06	88.62	80.67	600
Tennessee	44	5,158,465.46	0.70	117,237.85	9.083	83.91	88.71	80.75	605
New Mexico	33	5,096,473.22	0.69	154,438.58	8.529	82.62	86.34	77.51	614
Utah	27	5,061,608.89	0.68	187,467.00	8.690	84.42	94.89	81.01	638
South Carolina	28	4,032,312.94	0.55	144,011.18	8.471	82.22	86.25	78.09	616
Indiana	42	3,686,847.37	0.50	87,782.08	9.183	88.18	91.76	83.35	617
Rhode Island	19	3,512,385.16	0.47	184,862.38	8.576	80.08	85.37	76.48	614
North Carolina	26	3,047,043.97	0.41	117,194.00	9.066	86.89	91.30	84.87	625
Alabama	22	2,742,040.98	0.37	124,638.23	9.224	83.82	89.65	80.65	595
Idaho	19	2,666,628.29	0.36	140,348.86	8.711	79.26	81.40	76.52	577
Louisiana	21	2,578,479.57	0.35	122,784.74	9.010	83.19	88.40	81.08	611
Oklahoma	28	2,345,386.11	0.32	83,763.79	9.099	82.80	93.09	80.96	620
Arkansas	19	2,030,296.67	0.27	106,857.72	9.041	83.83	92.96	82.94	622
Alaska	12	2,010,980.79	0.27	167,581.73	8.094	75.41	86.26	75.41	668
District of Columbia	6	1,806,701.28	0.24	301,116.88	8.448	79.95	79.95	74.05	638
Kentucky	13	1,624,865.86	0.22	124,989.68	8.259	83.35	92.81	78.42	613
Iowa	17	1,530,747.93	0.21	90,044.00	8.917	86.93	88.21	82.34	617
Mississippi	17	1,478,545.52	0.20	86,973.27	9.226	87.72	89.87	83.96	583
New Hampshire	10	1,474,573.87	0.20	147,457.39	9.596	81.41	84.18	78.73	585
Kansas	13	1,453,330.96	0.20	111,794.69	8.967	83.51	90.55	80.09	592
Maine	6	1,129,035.43	0.15	188,172.57	8.588	78.36	79.99	78.36	620
Delaware	7	1,074,867.41	0.15	153,552.49	9.286	81.20	81.20	80.55	602
West Virginia	6	931,222.54	0.13	155,203.76	10.065	89.53	94.25	87.30	587
Nebraska	6	816,019.21	0.11	136,003.20	8.836	81.59	95.11	79.91	612
Wyoming	3	467,972.59	0.06	155,990.86	8.637	81.61	95.02	79.37	589
North Dakota	3	398,806.63	0.05	132,935.54	8.362	85.41	93.76	85.41	617
Montana	3	393,683.55	0.05	131,227.85	9.501	84.32	89.32	81.49	651
South Dakota	4	351,030.97	0.05	87,757.74	9.488	89.75	95.60	87.88	628
Vermont	1	146,169.50	0.02	146,169.50	8.963	79.05	79.05	79.05	605
Total:	3,626	739,473,750.35	100.00	203,936.50	8.386	81.78	87.39	79.55	625

Mortgage Insurance Status of the Mortgage Loans at Origination

Mortgage Insurance Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Current LTV <= 80%	2,430	461,042,092.46	62.35	189,729.26	8.282	76.91	85.61	76.91	629
MGIC (Added by CGM)	778	171,331,392.03	23.17	220,220.30	8.485	88.99	89.46	79.59	611
None	405	105,685,437.20	14.29	260,951.70	8.685	91.16	91.66	91.16	636
MGIC	5	477,675.04	0.06	95,535.01	7.660	100.00	100.00	67.41	581
United Guaranty	3	373,228.69	0.05	124,409.56	7.656	94.47	94.47	73.09	614
PMI	3	275,971.84	0.04	91,990.61	7.907	100.00	100.00	65.00	582
Radian	1	223,311.81	0.03	223,311.81	8.500	89.60	89.60	67.20	663
RMIC	1	64,641.28	0.01	64,641.28	8.500	100.00	100.00	65.00	582
Total:	3,626	739,473,750.35	100.00	203,936.50	8.386	81.78	87.39	79.55	625

Mortgage Insurance Coverage

Mortgage Insurance Coverage (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	2,835	566,727,529.66	76.64	199,903.89	8.357	79.57	86.74	79.57	630
1	10	1,758,557.44	0.24	175,855.74	9.010	83.70	84.64	82.86	601
2	8	1,056,626.29	0.14	132,078.29	8.268	81.92	83.83	80.28	636
3	9	2,299,610.38	0.31	255,512.26	8.523	82.95	82.95	80.47	616
4	23	5,619,245.40	0.76	244,315.02	8.122	82.93	82.93	79.61	597
5	10	2,444,918.48	0.33	244,491.85	8.792	83.92	83.92	79.73	577
6	234	46,511,789.14	6.29	198,768.33	8.690	84.95	86.16	79.85	583
7	3	362,720.12	0.05	120,906.71	8.156	85.61	85.61	79.62	611
8	4	1,006,069.83	0.14	251,517.46	8.063	86.77	86.77	79.82	621
9	16	3,576,948.26	0.48	223,559.27	8.412	87.44	87.44	79.57	604
10	10	2,061,594.42	0.28	206,159.44	7.715	88.29	88.29	79.46	635
11	19	4,140,173.27	0.56	217,903.86	8.134	89.76	89.76	79.88	616
12	308	71,788,603.01	9.71	233,079.88	8.497	90.00	90.26	79.20	621
13	1	135,905.45	0.02	135,905.45	7.825	91.28	91.28	79.41	628
14	4	1,169,962.29	0.16	292,490.57	8.255	92.74	92.74	79.76	612
15	6	1,989,898.01	0.27	331,649.67	8.359	93.50	93.50	79.48	615
16	82	18,602,105.22	2.52	226,854.94	8.192	94.98	95.04	79.78	631
20	33	7,050,326.27	0.95	213,646.25	8.447	100.00	100.00	80.00	643
25	3	429,581.09	0.06	143,193.70	8.204	89.79	89.79	67.34	643
35	8	741,586.32	0.10	92,698.29	7.764	100.00	100.00	65.00	580
Total:	3,626	739,473,750.35	100.00	203,936.50	8.386	81.78	87.39	79.55	625

Credit Score of the Mortgage Loans at Origination

Credit Score	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
500 - 524	224	39,581,217.28	5.35	176,701.86	9.335	73.42	74.07	72.23	513
525 - 549	242	47,377,223.07	6.41	195,773.65	8.984	75.98	77.04	74.78	537
550 - 574	311	59,519,795.98	8.05	191,381.98	8.849	78.56	79.53	75.30	562
575 - 599	365	76,024,258.97	10.28	208,285.64	8.566	80.57	81.24	76.52	587
600 - 624	684	131,179,327.34	17.74	191,782.64	8.378	82.88	88.06	80.21	612
625 - 649	668	136,622,859.67	18.48	204,525.24	8.242	84.45	91.29	82.44	638
650 - 674	548	120,005,540.37	16.23	218,988.21	8.220	83.56	93.22	81.68	661
675 - 699	255	56,191,661.03	7.60	220,359.46	7.962	83.96	92.76	82.02	685
700 - 724	146	30,426,475.97	4.11	208,400.52	7.877	83.93	92.40	82.42	711
725 - 749	102	25,019,509.00	3.38	245,289.30	7.731	83.49	94.24	82.39	738
750 - 774	51	11,646,901.31	1.58	228,370.61	7.707	79.33	89.19	78.73	759
775 - 799	24	4,724,298.21	0.64	196,845.76	7.887	77.13	86.73	76.47	788
800 - 815	6	1,154,682.15	0.16	192,447.03	7.808	71.35	77.08	71.35	809
Total:	3,626	739,473,750.35	100.00	203,936.50	8.386	81.78	87.39	79.55	625
The weighted-average credit score of the Mortgage Loans as of the Cut-Off Date is 625.

Debt-To-Income Ratio of the Mortgage Loans at Origination

Debt-to-Income Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Not Available	53	10,347,734.08	1.40	195,240.27	8.542	81.92	81.92	81.92	656
0.01 - 5.00	2	517,436.60	0.07	258,718.30	7.673	82.21	92.88	79.84	628
5.01 - 10.00	12	2,479,191.76	0.34	206,599.31	8.532	80.84	82.10	77.54	637
10.01 - 15.00	27	3,828,486.03	0.52	141,795.78	8.592	82.55	86.57	79.54	642
15.01 - 20.00	56	10,444,777.40	1.41	186,513.88	8.311	77.12	79.47	74.63	639
20.01 - 25.00	120	20,351,953.54	2.75	169,599.61	8.606	78.89	82.59	76.37	613
25.01 - 30.00	198	33,135,865.88	4.48	167,352.86	8.411	80.14	84.26	77.66	625
30.01 - 35.00	371	59,210,286.63	8.01	159,596.46	8.388	80.57	85.48	78.26	623
35.01 - 40.00	544	96,003,113.34	12.98	176,476.31	8.486	82.10	87.44	80.07	630
40.01 - 45.00	758	156,774,831.96	21.20	206,826.96	8.519	82.64	89.21	80.49	629
45.01 - 50.00	1,181	272,918,818.29	36.91	231,091.29	8.315	82.75	89.69	80.73	627
50.01 - 60.40	304	73,461,254.84	9.93	241,648.86	8.139	79.11	81.25	75.68	603
Total:	3,626	739,473,750.35	100.00	203,936.50	8.386	81.78	87.39	79.55	625
The weighted-average debt-to-income ratio of the Mortgage Loans as of the Cut-Off Date is 42.31%.

Margin of the Adjustable-Rate Mortgage Loans

Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
2.125 - 2.500	9	2,333,795.86	0.39	259,310.65	8.218	70.90	70.90	70.90	676
2.501 - 3.000	30	6,484,292.84	1.08	216,143.09	8.088	79.43	79.43	79.43	663
3.001 - 3.500	43	10,408,971.30	1.74	242,069.10	8.577	82.46	84.07	81.98	663
3.501 - 4.000	53	8,227,080.29	1.37	155,227.93	9.034	88.81	88.81	88.68	665
4.001 - 4.500	30	5,577,653.36	0.93	185,921.78	8.326	87.78	91.25	87.25	667
4.501 - 5.000	45	14,910,291.03	2.49	331,339.80	7.339	80.12	98.77	80.12	665
5.001 - 5.500	71	18,401,330.79	3.07	259,173.67	7.519	78.99	90.88	78.03	648
5.501 - 6.000	385	104,692,459.46	17.47	271,928.47	7.817	81.74	89.67	79.08	640
6.001 - 6.500	1,273	312,175,323.06	52.10	245,228.06	8.289	81.77	89.09	79.26	622
6.501 - 7.000	321	81,143,754.11	13.54	252,784.28	8.790	80.40	81.71	77.93	587
7.001 - 7.500	105	22,246,358.23	3.71	211,870.08	9.131	74.58	78.76	73.16	585
7.501 - 8.000	33	7,436,264.14	1.24	225,341.34	8.991	81.99	86.18	78.93	602
8.001 - 8.500	15	3,150,606.79	0.53	210,040.45	9.235	87.45	92.58	82.80	619
8.501 - 9.000	3	584,730.88	0.10	194,910.29	9.640	89.81	96.13	89.81	649
9.001 - 9.500	6	822,155.24	0.14	137,025.87	10.421	96.05	96.77	85.01	604
9.501 - 9.875	3	640,396.99	0.11	213,465.66	10.815	95.18	100.00	95.18	592
Total:	2,425	599,235,464.37	100.00	247,107.41	8.292	81.36	87.87	79.07	623
The weighted-average margin of the adjustable-rate Mortgage Loans as of the Cut-Off Date is 6.106%.

Months to Next Rate Adjustment of the Adjustable-Rate Mortgage Loans

Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1-6	1	149,826.75	0.03	149,826.75	8.750	48.39	48.39	48.39	717
7-12	4	699,285.53	0.12	174,821.38	8.294	80.71	80.71	80.71	551
13 - 18	57	14,434,927.09	2.41	253,244.33	8.060	82.61	92.70	80.88	631
19 - 24	2,076	517,731,577.58	86.40	249,389.01	8.315	81.19	87.69	78.98	621
25 - 30	6	1,386,801.54	0.23	231,133.59	8.046	83.10	96.77	77.40	664
31 - 36	261	60,734,248.21	10.14	232,698.27	8.106	82.35	88.41	79.24	632
55 - 58	20	4,098,797.67	0.68	204,939.88	8.965	84.26	85.43	83.46	659
Total:	2,425	599,235,464.37	100	247,107.41	8.292	81.36	87.87	79.07	623
The weighted-average months to next rate adjustment of the adjustable-rate Mortgage Loans as of the Cut-Off Date is 23.

Maximum Mortgage Rate of the Adjustable-Rate Mortgage Loans

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
11.950 - 12.000	1	331,309.91	0.06	331,309.91	5.950	76.55	76.55	76.55	626
12.001 - 12.500	10	4,101,460.67	0.68	410,146.07	6.363	81.08	95.61	78.53	674
12.501 - 13.000	55	18,945,668.89	3.16	344,466.71	6.545	76.64	83.76	75.18	663
13.001 - 13.500	104	30,874,005.14	5.15	296,865.43	6.989	77.78	86.72	76.50	659
13.501 - 14.000	210	59,091,985.92	9.86	281,390.41	7.375	78.77	86.90	77.34	651
14.001 - 14.500	327	96,674,169.17	16.13	295,639.66	7.652	81.39	90.54	79.81	638
14.501 - 15.000	450	118,767,055.46	19.82	263,926.79	8.066	81.77	89.92	79.72	629
15.001 - 15.500	367	87,458,928.30	14.60	238,307.71	8.470	81.93	88.78	79.10	621
15.501 - 16.000	323	74,723,348.24	12.47	231,341.64	8.917	81.07	85.30	78.40	600
16.001 - 16.500	207	44,543,032.51	7.43	215,183.73	9.332	84.17	86.51	80.30	592
16.501 - 17.000	198	37,214,233.43	6.21	187,950.67	9.809	83.39	84.57	80.59	578
17.001 - 17.500	89	14,969,683.90	2.50	168,198.70	10.270	85.11	86.51	80.99	586
17.501 - 18.000	58	8,336,261.64	1.39	143,728.65	10.766	81.97	83.54	79.61	567
18.001 - 18.500	15	1,724,539.03	0.29	114,969.27	11.241	88.00	88.00	85.65	576
18.501 - 19.000	7	868,147.32	0.14	124,021.05	11.649	82.53	84.47	82.53	573
19.001 - 19.500	1	76,978.21	0.01	76,978.21	12.050	70.00	70.00	70.00	507
19.501 - 19.775	3	534,656.63	0.09	178,218.88	10.555	80.52	80.52	80.52	596
Total:	2,425	599,235,464.37	100.00	247,107.41	8.292	81.36	87.87	79.07	623
The weighted-average maximum mortgage rate of the adjustable-rate Mortgage Loans as of the Cut-Off Date is 15.016%.

Minimum Mortgage Rate of the Adjustable-Rate Mortgage Loans

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
2.125 - 2.500	9	2,333,795.86	0.39	259,310.65	8.218	70.90	70.90	70.90	676
2.501 - 3.000	30	6,484,292.84	1.08	216,143.09	8.088	79.43	79.43	79.43	663
3.001 - 3.500	43	10,408,971.30	1.74	242,069.10	8.577	82.46	84.07	81.98	663
3.501 - 4.000	53	8,227,080.29	1.37	155,227.93	9.034	88.81	88.81	88.68	665
4.001 - 4.500	24	4,005,807.62	0.67	166,908.65	9.171	90.44	90.44	90.44	659
4.501 - 5.000	7	1,699,204.47	0.28	242,743.50	8.084	80.98	97.64	80.98	657
5.001 - 5.500	2	570,567.46	0.10	285,283.73	7.047	77.92	77.92	77.92	649
5.501 - 6.000	19	6,655,879.36	1.11	350,309.44	6.279	76.34	80.45	73.64	673
6.001 - 6.500	70	20,606,355.40	3.44	294,376.51	6.785	77.32	84.39	75.64	661
6.501 - 7.000	168	52,202,564.72	8.71	310,729.55	7.237	79.88	86.62	77.54	642
7.001 - 7.500	257	81,515,754.25	13.60	317,181.92	7.323	79.80	91.72	78.81	650
7.501 - 8.000	394	109,372,072.91	18.25	277,594.09	7.780	81.45	91.95	79.45	637
8.001 - 8.500	344	87,631,302.25	14.62	254,742.16	8.283	81.63	89.12	78.75	623
8.501 - 9.000	334	80,049,206.94	13.36	239,668.28	8.777	81.35	85.81	78.50	600
9.001 - 9.500	251	53,162,935.80	8.87	211,804.53	9.281	83.90	86.07	80.13	589
9.501 - 10.000	232	45,159,941.79	7.54	194,654.92	9.793	81.92	82.94	79.27	573
10.001 - 10.500	99	16,828,002.07	2.81	169,979.82	10.274	84.22	85.58	80.48	580
10.501 - 11.000	64	9,353,036.60	1.56	146,141.20	10.766	81.17	82.56	79.06	564
11.001 - 11.500	15	1,724,539.03	0.29	114,969.27	11.241	88.00	88.00	85.65	576
11.501 - 12.000	7	868,147.32	0.14	124,021.05	11.649	82.53	84.47	82.53	573
12.001 - 12.500	1	76,978.21	0.01	76,978.21	12.050	70.00	70.00	70.00	507
12.501 - 12.775	2	299,027.88	0.05	149,513.94	12.766	73.80	73.80	73.80	520
Total:	2,425	599,235,464.37	100.00	247,107.41	8.292	81.36	87.87	79.07	623
The weighted-average minimum mortgage rate of the adjustable-rate Mortgage Loans as of the Cut-Off Date is 7.951%.

Initial Periodic Cap of the Adjustable-Rate Mortgage Loans

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1.000	6	1,203,929.99	0.20	200,655.00	8.738	75.74	77.27	75.74	621
1.500	1	384,538.66	0.06	384,538.66	9.075	89.99	89.99	79.19	587
2.000	1,475	372,606,602.62	62.18	252,614.65	8.258	80.81	88.01	78.31	621
3.000	926	222,379,211.56	37.11	240,150.34	8.335	82.26	87.71	80.30	625
5.000	17	2,661,181.54	0.44	156,540.09	9.119	84.23	86.03	84.23	680
Total:	2,425	599,235,464.37	100.00	247,107.41	8.292	81.36	87.87	79.07	623
The weighted-average initial periodic rate cap of the adjustable-rate Mortgage Loans as of the Cut-Off Date is 2.382%.

Subsequent Periodic Cap of the Adjustable-Rate Mortgage Loans

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1.000	808	198,605,682.82	33.14	245,799.11	8.322	81.62	86.83	80.18	624
1.500	1,614	399,777,706.07	66.71	247,693.75	8.276	81.23	88.39	78.52	622
2.000	3	852,075.48	0.14	284,025.16	8.990	79.53	85.15	79.53	659
Total:	2,425	599,235,464.37	100.00	247,107.41	8.292	81.36	87.87	79.07	623
The weighted-average subsequent periodic rate cap of the adjustable-rate Mortgage Loans as of the Cut-Off Date is 1.335%.

Interest Only Term of the Mortgage Loans at Origination

Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	3,190	588,065,955.15	79.52	184,346.69	8.538	81.71	86.27	79.25	619
60	425	149,529,616.08	20.22	351,834.39	7.774	82.04	91.79	80.66	649
120	11	1,878,179.12	0.25	170,743.56	9.364	84.29	86.84	84.29	696
Total:	3,626	739,473,750.35	100.00	203,936.50	8.386	81.78	87.39	79.55	625

Historical Delinquency of the Mortgage Loans

Historical Delinquency	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
0 X 30	3,607	736,797,821.45	99.64	204,268.87	8.384	81.78	87.39	79.54	626
1 X 30	10	1,531,814.07	0.21	153,181.41	9.295	79.58	87.42	79.58	597
1 X 60	4	816,163.05	0.11	204,040.76	7.563	81.65	81.65	81.65	569
1 X 90	3	197,436.40	0.03	65,812.13	9.782	92.63	92.63	92.63	589
2 X 60	2	130,515.38	0.02	65,257.69	10.457	94.66	94.66	94.66	618
Total:	3,626	739,473,750.35	100.00	203,936.50	8.386	81.78	87.39	79.55	625

Group I Collateral: Summary
Statistics for the Mortgage Loans listed below are based on Cut-Off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$280,059,121.75
Number of Mortgage Loans	1,694
Average Scheduled Principal Balance:	$165,324.16	$17,959.11	$616,369.79
Weighted Average Gross Coupon:	8.432%	5.625%	12.900%
Non-Zero Weighted Average Original Credit Score:	603	500	812
Weighted Average Combined LTV Ratio (1):	79.05%	10.66%	100.00%
Weighted Average Fully Combined LTV Ratio (2):	81.75%	15.69%	100.00%
Weighted Average Effective LTV Ratio(3):	76.22%	10.66%	100.00%
Weighted Average Stated Remaining Term:	355 Months	166 Months	359 Months
Weighted Average Original Term:	357 Months	180 Months	360 Months
Weighted Average Months to Next Rate Adjustment:	23 Months	16 Months	55 Months
Weighted Average Gross Margin:	6.336%	3.375%	7.938%
Weighted Average Initial Periodic Rate Cap:	2.321%	1.000%	3.000%
Weighted Average Subsequent Periodic Rate Cap:	1.367%	1.000%	1.500%
Weighted Average Gross Maximum Lifetime Rate:	15.274%	11.950%	19.775%
Weighted Average Gross Minimum Lifetime Rate:	8.424%	3.375%	12.775%
Weighted Average Seasoning:	2 Months	1 Month	15 Months
Weighted Average First Pay Date:	October 2006	October 2005	December 2006
Percent Interest Only Loans:	5.27%
Percent Second Liens:	2.39%
Percent of First Liens with Silent Seconds:	14.92%
Non-Zero Weighted Average Debt-To-Income Ratio:	42.63%	20.12%	59.79%

(1) Combined LTV = Principal Balance at Origination + Senior Lien Balance (as applicable) / property value
(2)Fully Combined LTV = Principal Balance at Origination+ Senior and known Junior Lien Balances (as applicable) / property value
(3)Effective LTV = (Principal Balance at Origination+ Senior Lien Balances (as applicable) / property value)* (1-MI coverage %)

Product Type of the Group I Mortgage Loans

Product Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
HYBRID 2 YRS FIXED BALLOON	430	90,244,426.44	32.22	209,870.76	8.441	79.35	82.40	76.14	594
HYBRID 2 YRS FIXED	456	72,992,745.14	26.06	160,071.81	8.923	78.59	80.67	76.10	579
FIXED -30	413	43,262,984.26	15.45	104,752.99	8.349	78.37	79.96	76.42	620
FIXED BALLOON 40/30	100	18,171,354.17	6.49	181,713.54	7.698	76.07	77.92	72.73	632
HYBRID 3 YRS FIXED BALLOON	61	13,636,817.33	4.87	223,554.38	7.970	79.51	81.51	75.65	621
HYBRID 2 YRS FIXED IO	47	12,352,425.59	4.41	262,817.57	7.384	77.88	88.71	76.75	668
HYBRID 3 YRS FIXED	67	11,280,108.10	4.03	168,359.82	8.421	81.75	85.92	77.78	606
HYBRID 2 YRS DUAL AM 40/20	42	10,593,039.69	3.78	252,215.23	8.250	82.80	82.80	77.68	586
HYBRID 3 YRS FIXED IO	9	2,405,304.49	0.86	267,256.05	7.815	85.37	93.07	81.95	652
FIXED -15	19	1,605,308.88	0.57	84,489.94	7.952	70.19	70.76	69.45	638
FIXED BALLOON 30/15	31	1,393,385.70	0.50	44,947.93	10.941	100.00	100.00	100.00	662
FIXED -20	10	1,210,456.26	0.43	121,045.63	7.767	69.01	69.01	69.01	620
HYBRID 5 YRS FIXED	1	349,134.57	0.12	349,134.57	9.550	84.13	84.13	79.93	616
HYBRID 3 YRS DUAL AM 40/20	1	251,649.72	0.09	251,649.72	8.150	90.00	90.00	90.00	602
FIXED BALLOON 40/15	6	240,463.14	0.09	40,077.19	12.292	100.00	100.00	100.00	663
FIXED -25	1	69,518.27	0.02	69,518.27	7.315	80.00	80.00	80.00	637
Total:	1,694	280,059,121.75	100.00	165,324.16	8.432	79.05	81.75	76.22	603

Servicer of the Group I Mortgage Loans

Servicer	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Wells Fargo	1,389	224,564,908.35	80.18	161,673.80	8.419	78.99	81.70	76.07	604
Chase	188	30,443,369.87	10.87	161,932.82	8.446	80.20	85.08	78.38	606
Ocwen	117	25,050,843.53	8.94	214,109.77	8.533	78.19	78.19	74.91	584
Total:	1,694	280,059,121.75	100.00	165,324.16	8.432	79.05	81.75	76.22	603

Originator of the Group I Mortgage Loans

Originator	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
New Century	1,242	199,777,408.02	71.33	160,851.38	8.440	78.38	81.05	75.58	602
Quick Loan Funding	131	28,034,710.64	10.01	214,005.42	8.466	78.31	78.31	75.38	587
Lime Financial	174	27,459,502.76	9.80	157,813.23	8.505	80.29	85.71	78.27	606
Meritage	100	16,005,300.00	5.71	160,053.00	8.103	84.19	87.76	78.26	632
Master Financial	43	8,319,973.70	2.97	193,487.76	8.517	83.33	85.46	83.07	602
Wells Fargo	2	236,275.61	0.08	118,137.81	9.461	95.00	95.00	95.00	648
MortgageIT	2	225,951.02	0.08	112,975.51	7.715	74.59	74.59	74.59	589
Total:	1,694	280,059,121.75	100.00	165,324.16	8.432	79.05	81.75	76.22	603

Originator/Servicer of the Group I Mortgage Loans

Originator/Servicer	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
New Century / Wells Fargo	1,242	199,777,408.02	71.33	160,851.38	8.440	78.38	81.05	75.58	602
Lime / Chase	174	27,459,502.76	9.80	157,813.23	8.505	80.29	85.71	78.27	606
Quick Loan / Ocwen	117	25,050,843.53	8.94	214,109.77	8.533	78.19	78.19	74.91	584
Meritage / Wells Fargo	100	16,005,300.00	5.71	160,053.00	8.103	84.19	87.76	78.26	632
Master / Wells Fargo	43	8,319,973.70	2.97	193,487.76	8.517	83.33	85.46	83.07	602
Quick Loan / Chase	14	2,983,867.11	1.07	213,133.37	7.905	79.35	79.35	79.35	609
Wells Fargo / Wells Fargo	2	236,275.61	0.08	118,137.81	9.461	95.00	95.00	95.00	648
MortgageIT / Wells Fargo	2	225,951.02	0.08	112,975.51	7.715	74.59	74.59	74.59	589
Total:	1,694	280,059,121.75	100.00	165,324.16	8.432	79.05	81.75	76.22	603

Principal Balances of the Group I Mortgage Loans at Origination

Original Balance ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
17,980.00 - 25,000.00	31	691,703.46	0.25	22,313.01	10.558	99.57	99.57	99.57	641
25,000.01 - 50,000.00	121	4,559,683.59	1.63	37,683.34	11.064	92.06	92.06	91.89	628
50,000.01 - 75,000.00	157	9,993,403.90	3.57	63,652.25	9.637	80.76	83.63	78.79	590
75,000.01 - 100,000.00	226	19,937,649.22	7.12	88,219.69	8.791	77.52	81.34	75.28	600
100,000.01 - 125,000.00	188	21,186,373.92	7.56	112,693.48	8.633	79.27	83.65	76.21	596
125,000.01 - 150,000.00	164	22,638,184.08	8.08	138,037.71	8.643	77.87	82.25	75.46	596
150,000.01 - 175,000.00	150	24,282,710.24	8.67	161,884.73	8.517	77.39	79.78	74.33	595
175,000.01 - 200,000.00	125	23,528,096.71	8.40	188,224.77	8.506	77.56	80.63	75.12	590
200,000.01 - 225,000.00	113	23,915,273.08	8.54	211,639.58	8.184	78.49	81.78	76.47	602
225,000.01 - 250,000.00	83	19,710,324.38	7.04	237,473.79	8.237	79.37	81.01	75.86	605
250,000.01 - 275,000.00	74	19,489,802.32	6.96	263,375.71	8.040	78.98	81.20	75.88	609
275,000.01 - 300,000.00	63	18,119,776.32	6.47	287,615.50	8.266	76.13	77.65	73.82	590
300,000.01 - 350,000.00	93	29,961,237.90	10.70	322,163.85	8.329	81.99	83.31	77.91	605
350,000.01 - 400,000.00	75	28,153,163.59	10.05	375,375.51	8.102	79.77	81.60	75.96	611
400,000.01 - 450,000.00	20	8,375,826.91	2.99	418,791.35	7.521	78.54	81.19	75.79	629
450,000.01 - 500,000.00	8	3,867,099.81	1.38	483,387.48	7.335	73.94	80.58	73.51	655
500,000.01 - 600,000.00	2	1,032,442.53	0.37	516,221.27	7.600	82.50	92.50	79.95	695
600,000.01 - 617,500.00	1	616,369.79	0.22	616,369.79	8.500	95.00	95.00	95.00	723
Total:	1,694	280,059,121.75	100.00	165,324.16	8.432	79.05	81.75	76.22	603
The average principal balance of the Group I Mortgage Loans at Origination is $165,495.27.

Principal Balances of the Group I Mortgage Loans as of the Cut-Off Date

Principal Balance as of the Cut-Off Date ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
17,959.11 - 25,000.00	32	716,691.30	0.26	22,396.60	10.622	99.59	99.59	99.59	640
25,000.01 - 50,000.00	121	4,584,679.86	1.64	37,889.92	11.054	92.05	92.05	91.88	628
50,000.01 - 75,000.00	156	9,943,419.79	3.55	63,739.87	9.631	80.69	83.58	78.70	590
75,000.01 - 100,000.00	226	19,937,649.22	7.12	88,219.69	8.791	77.52	81.34	75.28	600
100,000.01 - 125,000.00	188	21,186,373.92	7.56	112,693.48	8.633	79.27	83.65	76.21	596
125,000.01 - 150,000.00	164	22,638,184.08	8.08	138,037.71	8.643	77.87	82.25	75.46	596
150,000.01 - 175,000.00	153	24,807,009.34	8.86	162,137.32	8.503	77.55	80.04	74.52	596
175,000.01 - 200,000.00	122	23,003,797.61	8.21	188,555.72	8.522	77.40	80.38	74.93	589
200,000.01 - 225,000.00	113	23,915,273.08	8.54	211,639.58	8.184	78.49	81.78	76.47	602
225,000.01 - 250,000.00	83	19,710,324.38	7.04	237,473.79	8.237	79.37	81.01	75.86	605
250,000.01 - 275,000.00	74	19,489,802.32	6.96	263,375.71	8.040	78.98	81.20	75.88	609
275,000.01 - 300,000.00	63	18,119,776.32	6.47	287,615.50	8.266	76.13	77.65	73.82	590
300,000.01 - 350,000.00	96	31,010,821.70	11.07	323,029.39	8.305	81.39	82.67	77.45	604
350,000.01 - 400,000.00	72	27,103,579.79	9.68	376,438.61	8.120	80.36	82.26	76.41	612
400,000.01 - 450,000.00	20	8,375,826.91	2.99	418,791.35	7.521	78.54	81.19	75.79	629
450,000.01 - 500,000.00	8	3,867,099.81	1.38	483,387.48	7.335	73.94	80.58	73.51	655
500,000.01 - 600,000.00	2	1,032,442.53	0.37	516,221.27	7.600	82.50	92.50	79.95	695
600,000.01 - 616,369.79	1	616,369.79	0.22	616,369.79	8.500	95.00	95.00	95.00	723
Total:	1,694	280,059,121.75	100.00	165,324.16	8.432	79.05	81.75	76.22	603
The average principal balance of the Group I Mortgage Loans as of the Cut-Off Date is $165,324.16.

Gross Mortgage Rates of the Group I Mortgage Loans at Origination

Gross Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
5.625 - 6.000	9	2,400,417.11	0.86	266,713.01	5.750	64.61	67.67	64.61	675
6.001 - 6.500	50	12,030,321.27	4.30	240,606.43	6.404	74.18	75.88	71.43	667
6.501 - 7.000	94	20,140,851.71	7.19	214,264.38	6.819	73.65	77.03	72.13	643
7.001 - 7.500	160	32,500,914.41	11.61	203,130.72	7.324	77.15	82.14	75.13	639
7.501 - 8.000	258	49,623,005.74	17.72	192,337.23	7.809	78.21	82.66	75.28	616
8.001 - 8.500	223	41,670,103.27	14.88	186,861.45	8.297	81.32	84.41	77.26	605
8.501 - 9.000	240	40,269,739.26	14.38	167,790.58	8.797	79.53	81.31	76.12	586
9.001 - 9.500	175	29,183,637.41	10.42	166,763.64	9.280	80.95	82.13	77.51	566
9.501 - 10.000	197	27,104,419.58	9.68	137,585.89	9.782	80.13	80.81	77.61	559
10.001 - 10.500	90	10,350,745.40	3.70	115,008.28	10.279	81.13	82.52	79.01	567
10.501 - 11.000	70	8,311,054.70	2.97	118,729.35	10.761	78.88	79.51	76.73	558
11.001 - 11.500	48	2,629,148.61	0.94	54,773.93	11.237	89.94	91.43	88.98	593
11.501 - 12.000	35	1,950,262.76	0.70	55,721.79	11.759	92.56	93.42	92.30	600
12.001 - 12.500	34	1,317,730.29	0.47	38,756.77	12.237	99.16	99.92	99.16	631
12.501 - 12.900	11	576,770.23	0.21	52,433.66	12.743	86.41	86.41	86.41	572
Total:	1,694	280,059,121.75	100.00	165,324.16	8.432	79.05	81.75	76.22	603
The weighted-average gross mortgage rate of the Group I Mortgage Loans as of the Cut-Off Date is 8.432%.

Original Term to Maturity of the Group I Mortgage Loans

Original Term to Scheduled Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
180 - 240	66	4,449,613.98	1.59	67,418.39	9.072	80.82	81.02	80.55	642
241 - 360	1,628	275,609,507.77	98.41	169,293.31	8.422	79.02	81.77	76.15	602
Total:	1,694	280,059,121.75	100.00	165,324.16	8.432	79.05	81.75	76.22	603
The weighted-average original term to scheduled maturity of the Group I Mortgage Loans as of the Cut-Off Date is 357 months.

Remaining Term to Maturity of the Group I Mortgage Loans

Remaining Term to Scheduled Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
166 - 180	56	3,239,157.72	1.16	57,842.10	9.560	85.23	85.51	84.86	650
181 - 240	10	1,210,456.26	0.43	121,045.63	7.767	69.01	69.01	69.01	620
241 - 300	1	69,518.27	0.02	69,518.27	7.315	80.00	80.00	80.00	637
301 - 359	1,627	275,539,989.50	98.39	169,354.63	8.422	79.02	81.77	76.14	602
Total:	1,694	280,059,121.75	100.00	165,324.16	8.432	79.05	81.75	76.22	603
The weighted-average remaining term to scheduled maturity of the Group I Mortgage Loans as of the Cut-Off Date is 355 months.

Seasoning of the Group I Mortgage Loans

Seasoning (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1-6	1,685	278,739,568.88	99.53	165,424.08	8.430	79.04	81.73	76.20	603
7-12	5	1,076,519.25	0.38	215,303.85	8.757	77.93	83.79	77.93	598
13 - 15	4	243,033.62	0.09	60,758.41	9.136	95.38	95.38	90.39	628
Total:	1,694	280,059,121.75	100.00	165,324.16	8.432	79.05	81.75	76.22	603
The weighted-average seasoning of the Group I Mortgage Loans as of the Cut-Off Date is 2 months.

Combined Loan-To-Value Ratio of the Group I Mortgage Loans at Origination

Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
10.66 - 15.00	1	64,976.09	0.02	64,976.09	7.125	10.66	35.25	10.66	757
15.01 - 20.00	3	179,802.81	0.06	59,934.27	9.591	17.74	17.74	17.74	548
20.01 - 25.00	2	150,007.60	0.05	75,003.80	7.774	22.53	22.53	22.53	573
25.01 - 30.00	1	149,882.93	0.05	149,882.93	6.925	27.78	27.78	27.78	570
30.01 - 35.00	10	1,067,271.97	0.38	106,727.20	8.165	33.08	33.08	33.08	591
35.01 - 40.00	15	1,936,485.70	0.69	129,099.05	8.085	37.73	37.73	37.73	592
40.01 - 45.00	17	2,460,260.52	0.88	144,721.21	8.144	43.18	44.79	43.18	563
45.01 - 50.00	32	5,295,892.80	1.89	165,496.65	8.195	48.16	48.16	48.16	599
50.01 - 55.00	34	6,619,389.89	2.36	194,687.94	7.770	52.86	52.86	52.86	600
55.01 - 60.00	49	8,970,747.32	3.20	183,076.48	8.357	58.75	59.07	58.75	573
60.01 - 65.00	65	13,494,054.14	4.82	207,600.83	7.930	63.53	63.53	63.53	590
65.01 - 70.00	90	16,619,470.37	5.93	184,660.78	8.252	68.56	68.69	68.56	572
70.01 - 75.00	149	28,019,713.48	10.00	188,051.77	8.455	74.13	74.35	74.13	589
75.01 - 80.00	455	77,215,105.78	27.57	169,703.53	8.195	79.68	88.63	79.68	615
80.01 - 85.00	239	42,062,169.91	15.02	175,992.34	8.704	84.47	85.31	80.39	584
85.01 - 90.00	255	45,738,945.55	16.33	179,368.41	8.541	89.67	89.99	81.22	611
90.01 - 95.00	88	19,290,786.96	6.89	219,213.49	8.503	94.73	94.73	86.20	632
95.01 - 100.00	189	10,724,157.93	3.83	56,741.58	10.091	99.98	99.98	93.43	646
Total:	1,694	280,059,121.75	100.00	165,324.16	8.432	79.05	81.75	76.22	603
The weighted-average combined loan-to-value ratio of the Group I Mortgage Loans as of the Cut-Off Date is 79.05%.

Fully Combined Loan-To-Value Ratio of the Group I Mortgage Loans at Origination

Fully Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
15.69 - 20.00	3	179,802.81	0.06	59,934.27	9.591	17.74	17.74	17.74	548
20.01 - 25.00	2	150,007.60	0.05	75,003.80	7.774	22.53	22.53	22.53	573
25.01 - 30.00	1	149,882.93	0.05	149,882.93	6.925	27.78	27.78	27.78	570
30.01 - 35.00	10	1,067,271.97	0.38	106,727.20	8.165	33.08	33.08	33.08	591
35.01 - 40.00	16	2,001,461.79	0.71	125,091.36	8.053	36.85	37.65	36.85	598
40.01 - 45.00	15	2,238,906.32	0.80	149,260.42	8.040	43.20	43.20	43.20	567
45.01 - 50.00	32	5,295,892.80	1.89	165,496.65	8.195	48.16	48.16	48.16	599
50.01 - 55.00	34	6,619,389.89	2.36	194,687.94	7.770	52.86	52.86	52.86	600
55.01 - 60.00	49	9,062,692.27	3.24	184,952.90	8.359	58.49	58.73	58.49	572
60.01 - 65.00	65	13,494,054.14	4.82	207,600.83	7.930	63.53	63.53	63.53	590
65.01 - 70.00	89	16,447,784.24	5.87	184,806.56	8.262	68.48	68.59	68.48	571
70.01 - 75.00	147	27,857,982.07	9.95	189,510.08	8.454	74.12	74.17	74.12	589
75.01 - 80.00	245	41,900,971.25	14.96	171,024.37	8.520	79.41	79.43	79.41	584
80.01 - 85.00	218	39,718,893.17	14.18	182,196.76	8.672	84.40	84.44	80.30	584
85.01 - 90.00	236	43,838,243.78	15.65	185,755.27	8.510	89.66	89.66	81.09	612
90.01 - 95.00	117	23,518,876.92	8.40	201,016.04	8.448	92.59	94.75	85.14	631
95.01 - 100.00	415	46,517,007.80	16.61	112,089.18	8.438	84.92	99.92	83.21	644
Total:	1,694	280,059,121.75	100.00	165,324.16	8.432	79.05	81.75	76.22	603
The weighted-average fully combined loan-to-value ratio of the Group I Mortgage Loans as of the Cut-Off Date is 81.75%.

Effective Loan-To-Value Ratio of the Group I Mortgage Loans at Origination

Effective Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
10.66 - 15.00	1	64,976.09	0.02	64,976.09	7.125	10.66	35.25	10.66	757
15.01 - 20.00	3	179,802.81	0.06	59,934.27	9.591	17.74	17.74	17.74	548
20.01 - 25.00	2	150,007.60	0.05	75,003.80	7.774	22.53	22.53	22.53	573
25.01 - 30.00	1	149,882.93	0.05	149,882.93	6.925	27.78	27.78	27.78	570
30.01 - 35.00	10	1,067,271.97	0.38	106,727.20	8.165	33.08	33.08	33.08	591
35.01 - 40.00	15	1,936,485.70	0.69	129,099.05	8.085	37.73	37.73	37.73	592
40.01 - 45.00	17	2,460,260.52	0.88	144,721.21	8.144	43.18	44.79	43.18	563
45.01 - 50.00	32	5,295,892.80	1.89	165,496.65	8.195	48.16	48.16	48.16	599
50.01 - 55.00	34	6,619,389.89	2.36	194,687.94	7.770	52.86	52.86	52.86	600
55.01 - 60.00	49	8,970,747.32	3.20	183,076.48	8.357	58.75	59.07	58.75	573
60.01 - 65.00	65	13,494,054.14	4.82	207,600.83	7.930	63.53	63.53	63.53	590
65.01 - 70.00	90	16,619,470.37	5.93	184,660.78	8.252	68.56	68.69	68.56	572
70.01 - 75.00	149	28,019,713.48	10.00	188,051.77	8.455	74.13	74.35	74.13	589
75.01 - 80.00	930	165,347,611.53	59.04	177,793.13	8.367	84.41	88.79	79.62	609
80.01 - 85.00	34	5,353,281.58	1.91	157,449.46	8.980	84.46	86.12	84.36	582
85.01 - 90.00	55	8,861,503.29	3.16	161,118.24	8.755	89.54	90.45	89.40	602
90.01 - 95.00	36	8,258,183.47	2.95	229,393.99	8.908	94.85	94.85	94.85	637
95.01 - 100.00	171	7,210,586.26	2.57	42,167.17	10.975	99.97	99.97	99.97	647
Total:	1,694	280,059,121.75	100.00	165,324.16	8.432	79.05	81.75	76.22	603
The weighted-average effective loan-to-value ratio of the Group I Mortgage Loans as of the Cut-Off Date is 76.22%.

Occupancy Type of the Group I Mortgage Loans at Origination

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Primary	1,617	266,785,220.33	95.26	164,987.77	8.414	79.05	81.86	76.19	601
Investor	64	10,861,862.32	3.88	169,716.60	8.780	80.01	80.01	77.35	635
Second Home	13	2,412,039.10	0.86	185,541.47	8.894	74.46	77.51	73.73	600
Total:	1,694	280,059,121.75	100.00	165,324.16	8.432	79.05	81.75	76.22	603

Property Types of the Group I Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Single Family	1,258	196,875,181.64	70.30	156,498.55	8.464	78.71	81.43	75.91	599
PUD	227	42,750,146.09	15.26	188,326.63	8.351	81.16	83.87	77.54	603
Two to Four Family	80	18,713,098.63	6.68	233,913.73	8.215	77.00	79.52	74.92	629
Condominium	101	15,651,623.15	5.59	154,966.57	8.496	79.00	82.50	76.09	624
Single Family Detached	26	5,635,309.04	2.01	216,742.66	8.445	81.87	81.87	81.49	595
Single Family Attached	2	433,763.20	0.15	216,881.60	8.766	77.10	87.16	77.10	597
Total:	1,694	280,059,121.75	100.00	165,324.16	8.432	79.05	81.75	76.22	603

Loan Purpose of the Group I Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Cash-Out Refinance	1,060	196,097,160.51	70.02	184,997.32	8.442	77.09	77.68	74.48	594
Rate/Term Refinance	276	47,421,188.37	16.93	171,815.90	8.092	81.75	88.16	78.36	622
Purchase	358	36,540,772.87	13.05	102,069.20	8.823	86.03	95.30	82.73	625
Total:	1,694	280,059,121.75	100.00	165,324.16	8.432	79.05	81.75	76.22	603

Documentation of the Group I Mortgage Loans at Origination

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Full (12 mos Income)	763	117,735,304.57	42.04	154,305.77	8.258	79.00	81.11	75.50	598
Stated	453	89,792,171.32	32.06	198,216.71	8.758	78.73	81.51	76.99	613
Full (24 mos Income)	459	68,713,920.50	24.54	149,703.53	8.339	79.52	83.04	76.36	595
Limited	19	3,817,725.36	1.36	200,932.91	7.823	79.45	84.05	77.46	639
Total:	1,694	280,059,121.75	100.00	165,324.16	8.432	79.05	81.75	76.22	603

Lien Position of the Group I Mortgage Loans at Origination

Lien Position	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
First	1,525	273,361,422.78	97.61	179,253.39	8.365	78.54	81.31	75.63	602
Second	169	6,697,698.97	2.39	39,631.35	11.171	99.94	99.94	99.94	645
Total:	1,694	280,059,121.75	100.00	165,324.16	8.432	79.05	81.75	76.22	603

Index of the Adjustable-Rate Group I Mortgage Loans

Index	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Six-Month LIBOR	1,114	214,105,651.07	100.00	192,195.38	8.498	79.40	82.46	76.38	596
Total:	1,114	214,105,651.07	100.00	192,195.38	8.498	79.40	82.46	76.38	596

Prepayment Penalty Term of the Group I Mortgage Loans at Origination

Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	495	71,894,788.69	25.67	145,242.00	8.777	79.14	81.20	76.55	600
12	67	14,883,585.64	5.31	222,143.07	8.147	76.46	78.71	74.10	614
24	754	135,098,125.61	48.24	179,175.23	8.496	79.87	82.98	76.92	594
36	378	58,182,621.81	20.78	153,922.28	7.931	77.69	80.38	74.72	624
Total:	1,694	280,059,121.75	100.00	165,324.16	8.432	79.05	81.75	76.22	603

Geographic Concentration of the Group I Mortgage Loans

Geographic Concentration	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
California	223	59,629,011.26	21.29	267,394.67	8.076	75.41	77.27	73.16	603
Florida	174	29,308,804.18	10.47	168,441.40	8.411	77.31	80.27	75.02	605
Arizona	125	20,981,718.12	7.49	167,853.74	8.332	79.63	81.91	76.86	600
Texas	159	14,851,611.58	5.30	93,406.36	8.437	79.09	81.72	77.71	602
New Jersey	51	12,827,468.12	4.58	251,518.98	8.713	78.38	79.87	76.01	606
New York	53	11,559,776.80	4.13	218,109.00	7.849	74.89	76.60	73.13	615
Illinois	57	8,939,443.41	3.19	156,832.34	8.518	82.98	84.87	78.61	605
Georgia	67	8,574,611.11	3.06	127,979.27	9.007	85.04	90.19	81.07	609
Maryland	45	8,356,954.90	2.98	185,710.11	8.487	81.05	83.26	76.28	590
Oregon	39	7,799,351.07	2.78	199,983.36	7.992	84.32	88.42	78.91	617
Nevada	37	7,699,479.08	2.75	208,094.03	8.026	79.71	82.88	76.98	616
Massachusetts	37	6,985,656.22	2.49	188,801.52	8.511	75.65	77.27	72.74	597
Virginia	38	6,731,364.00	2.40	177,141.16	8.600	77.56	81.80	75.51	593
Pennsylvania	47	6,190,229.86	2.21	131,707.02	8.446	80.45	83.01	77.17	579
Ohio	58	5,830,777.49	2.08	100,530.65	8.811	85.13	88.97	79.84	595
Hawaii	18	5,670,522.39	2.02	315,029.02	7.711	73.09	74.62	72.23	652
Washington	33	5,351,726.68	1.91	162,173.54	8.772	81.29	83.59	78.55	590
Michigan	57	5,228,942.32	1.87	91,735.83	9.281	82.39	85.99	80.13	598
Wisconsin	39	5,110,620.73	1.82	131,041.56	8.643	82.00	85.17	78.24	609
Minnesota	26	4,005,393.99	1.43	154,053.62	8.596	85.18	89.24	81.14	602
Colorado	24	3,660,118.91	1.31	152,504.95	8.994	82.98	86.94	78.88	602
New Mexico	20	2,966,421.68	1.06	148,321.08	8.671	79.01	81.61	76.41	577
Connecticut	15	2,710,847.56	0.97	180,723.17	8.389	79.89	84.89	76.25	602
South Carolina	17	2,592,088.88	0.93	152,475.82	8.569	79.35	81.34	74.84	597
Tennessee	28	2,456,996.63	0.88	87,749.88	9.337	83.16	87.80	79.95	584
Missouri	25	2,409,202.34	0.86	96,368.09	9.303	85.12	89.09	80.54	575
Utah	16	2,371,477.54	0.85	148,217.35	8.755	85.58	91.40	80.80	613
Rhode Island	11	2,131,366.93	0.76	193,760.63	8.755	79.28	80.55	76.17	600
Indiana	22	1,879,321.11	0.67	85,423.69	9.532	88.73	91.72	83.60	586
Idaho	13	1,754,451.35	0.63	134,957.80	8.616	80.01	82.03	76.27	577
Louisiana	13	1,436,786.04	0.51	110,522.00	8.808	82.76	87.80	80.00	632
Alabama	14	1,346,546.98	0.48	96,181.93	9.412	79.11	83.66	77.17	564
Oklahoma	14	1,344,692.82	0.48	96,049.49	9.094	80.41	92.52	79.69	602
New Hampshire	9	1,170,714.09	0.42	130,079.34	9.439	77.89	81.37	74.51	576
Maine	4	962,171.66	0.34	240,542.92	8.855	79.59	79.59	79.59	614
Iowa	10	949,563.41	0.34	94,956.34	8.886	84.28	84.28	80.48	608
Mississippi	8	901,457.93	0.32	112,682.24	8.929	83.95	86.75	80.05	559
Kansas	5	731,843.88	0.26	146,368.78	8.441	84.92	87.86	78.13	599
Nebraska	5	716,052.05	0.26	143,210.41	9.019	81.81	94.43	79.90	611
Arkansas	9	700,000.64	0.25	77,777.85	9.843	85.10	86.92	82.53	588
North Carolina	8	591,198.05	0.21	73,899.76	9.060	81.28	88.40	79.41	588
Delaware	3	506,134.90	0.18	168,711.63	9.715	81.67	81.67	80.28	536
Alaska	4	463,750.30	0.17	115,937.58	8.909	72.48	76.30	72.48	603
West Virginia	3	395,007.53	0.14	131,669.18	9.272	86.37	97.49	81.11	614
Kentucky	4	305,384.22	0.11	76,346.06	8.447	88.01	89.41	80.59	648
District of Columbia	1	294,539.92	0.11	294,539.92	7.875	84.28	84.28	79.22	741
North Dakota	2	232,406.63	0.08	116,203.32	8.443	89.29	89.29	89.29	629
Montana	2	201,782.36	0.07	100,891.18	8.693	85.13	94.87	79.59	672
Vermont	1	146,169.50	0.05	146,169.50	8.963	79.05	79.05	79.05	605
Wyoming	1	97,162.60	0.03	97,162.60	10.650	90.00	90.00	79.20	511
Total:	1,694	280,059,121.75	100.00	165,324.16	8.432	79.05	81.75	76.22	603

Mortgage Insurance Status of the Group I Mortgage Loans at Origination

Mortgage Insurance Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Current LTV <= 80%	1,092	168,940,760.37	60.32	154,707.66	8.330	72.53	76.72	72.53	601
MGIC (Added by CGM)	481	89,395,973.89	31.92	185,854.42	8.521	88.54	88.91	79.67	604
None	121	21,722,387.49	7.76	179,523.86	8.859	90.67	91.45	90.67	611
Total:	1,694	280,059,121.75	100.00	165,324.16	8.432	79.05	81.75	76.22	603

Mortgage Insurance Coverage

Mortgage Insurance Coverage (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	1,213	190,663,147.86	68.08	157,183.14	8.390	74.60	78.40	74.60	602
1	8	1,275,327.03	0.46	159,415.88	9.044	85.03	86.33	84.18	599
2	7	981,137.11	0.35	140,162.44	8.110	81.97	84.02	80.33	645
3	5	1,277,426.31	0.46	255,485.26	8.583	83.58	83.58	81.08	625
4	19	4,272,282.97	1.53	224,857.00	8.253	82.98	82.98	79.66	588
5	5	983,397.42	0.35	196,679.48	9.594	83.95	83.95	79.76	560
6	167	29,182,785.63	10.42	174,747.22	8.704	84.95	85.72	79.85	581
7	1	105,774.09	0.04	105,774.09	7.750	85.48	85.48	79.50	649
8	2	374,441.84	0.13	187,220.92	8.297	86.69	86.69	79.76	655
9	12	2,046,183.86	0.73	170,515.32	8.830	87.45	87.45	79.58	598
10	8	1,509,594.42	0.54	188,699.30	7.760	88.27	88.27	79.45	641
11	13	2,215,450.03	0.79	170,419.23	8.318	89.26	89.26	79.44	610
12	164	30,625,998.02	10.94	186,743.89	8.520	90.00	90.22	79.20	612
13	1	135,905.45	0.05	135,905.45	7.825	91.28	91.28	79.41	628
14	2	501,712.31	0.18	250,856.16	8.222	92.65	92.65	79.68	617
15	4	1,312,364.36	0.47	328,091.09	8.453	93.51	93.51	79.48	617
16	45	9,082,621.37	3.24	201,836.03	8.167	94.96	94.96	79.77	630
20	18	3,513,571.67	1.25	195,198.43	8.278	100.00	100.00	80.00	644
Total:	1,694	280,059,121.75	100.00	165,324.16	8.432	79.05	81.75	76.22	603

Credit Score of the Group I Mortgage Loans at Origination

Credit Score	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
500 - 524	187	31,196,938.83	11.14	166,828.55	9.379	73.17	73.50	71.94	513
525 - 549	164	28,314,156.40	10.11	172,647.30	9.084	74.32	74.99	73.10	536
550 - 574	216	34,925,533.71	12.47	161,692.29	8.938	77.79	78.57	74.70	562
575 - 599	215	36,861,830.35	13.16	171,450.37	8.540	77.57	78.09	74.34	587
600 - 624	319	48,905,499.78	17.46	153,308.78	8.330	82.11	85.39	78.51	612
625 - 649	265	43,591,998.40	15.57	164,498.11	7.951	82.75	87.11	79.09	637
650 - 674	164	27,258,977.98	9.73	166,213.28	7.813	81.82	89.00	78.89	660
675 - 699	75	13,313,827.22	4.75	177,517.70	7.610	82.30	85.62	78.15	684
700 - 724	41	6,424,335.00	2.29	156,691.10	7.707	83.30	87.35	81.64	713
725 - 749	29	5,430,468.18	1.94	187,257.52	7.292	79.64	87.09	77.84	737
750 - 774	12	2,130,315.55	0.76	177,526.30	7.365	70.19	79.71	70.19	760
775 - 799	6	1,226,180.28	0.44	204,363.38	7.058	68.52	72.70	66.57	787
800 - 812	1	479,060.07	0.17	479,060.07	6.100	51.84	51.84	51.84	812
Total:	1,694	280,059,121.75	100.00	165,324.16	8.432	79.05	81.75	76.22	603
The weighted-average credit score of the Group I Mortgage Loans as of the Cut-Off Date is 603.

Debt-To-Income Ratio of the Group I Mortgage Loans at Origination

Debt-to-Income Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
20.12 - 30.00	173	23,241,246.86	8.30	134,342.47	8.467	76.22	77.80	73.82	600
30.01 - 40.00	468	69,023,588.30	24.65	147,486.30	8.465	79.72	81.79	76.84	609
40.01 - 50.00	879	154,626,564.49	55.21	175,911.90	8.456	80.03	83.52	77.28	604
50.01 - 59.79	174	33,167,722.10	11.84	190,619.09	8.227	75.06	76.19	71.63	586
Total:	1,694	280,059,121.75	100.00	165,324.16	8.432	79.05	81.75	76.22	603
The weighted-average debt-to-income ratio of the Group I Mortgage Loans as of the Cut-Off Date is 42.63%.

Margin of the Adjustable-Rate Group I Mortgage Loans

Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
3.375 - 3.500	1	135,660.43	0.06	135,660.43	8.875	95.00	95.00	95.00	635
4.001 - 4.500	2	605,132.34	0.28	302,566.17	6.018	82.64	82.64	77.75	674
4.501 - 5.000	5	998,917.84	0.47	199,783.57	7.690	82.95	99.08	82.95	643
5.001 - 5.500	23	4,079,315.37	1.91	177,361.54	7.669	75.45	81.22	73.43	631
5.501 - 6.000	183	37,435,644.84	17.48	204,566.37	8.019	79.25	84.53	76.60	622
6.001 - 6.500	605	112,510,422.37	52.55	185,967.64	8.450	80.37	83.64	77.09	597
6.501 - 7.000	209	43,154,654.73	20.16	206,481.60	8.887	79.12	79.59	75.91	574
7.001 - 7.500	72	12,703,366.51	5.93	176,435.65	9.341	73.27	75.12	71.43	569
7.501 - 7.938	14	2,482,536.64	1.16	177,324.05	9.102	77.21	79.46	75.14	585
Total:	1,114	214,105,651.07	100.00	192,195.38	8.498	79.40	82.46	76.38	596
The weighted-average margin of the adjustable-rate Mortgage Loans as of the Cut-Off Date is 6.336%.

Months to Next Rate Adjustment of the Adjustable-Rate Group I Mortgage Loans

Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
16 - 18	23	4,201,461.81	1.96	182,672.25	8.454	83.35	87.65	81.34	601
19 - 24	952	181,981,175.05	85.00	191,156.70	8.551	79.05	82.04	76.13	592
25 - 30	1	174,460.93	0.08	174,460.93	7.850	80.00	100.00	80.00	612
31 - 36	137	27,399,418.71	12.80	199,995.76	8.144	81.04	84.30	77.18	618
55 - 55	1	349,134.57	0.16	349,134.57	9.550	84.13	84.13	79.93	616
Total:	1,114	214,105,651.07	100.00	192,195.38	8.498	79.40	82.46	76.38	596
The weighted-average months to next rate adjustment of the adjustable-rate Mortgage Loans as of the Cut-Off Date is 23.

Maximum Mortgage Rate of the Adjustable-Rate Group I Mortgage Loans

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
11.950 - 12.000	1	331,309.91	0.15	331,309.91	5.950	76.55	76.55	76.55	626
12.001 - 12.500	2	621,822.43	0.29	310,911.22	6.310	83.89	94.96	79.14	678
12.501 - 13.000	13	3,257,875.10	1.52	250,605.78	6.159	66.88	69.73	65.75	657
13.001 - 13.500	47	11,130,704.05	5.20	236,823.49	6.831	71.91	77.18	71.21	647
13.501 - 14.000	89	19,720,771.85	9.21	221,581.71	7.313	76.73	82.64	74.46	633
14.001 - 14.500	112	26,020,516.97	12.15	232,326.04	7.749	80.55	85.43	77.75	615
14.501 - 15.000	179	36,686,143.21	17.13	204,950.52	8.033	80.65	84.74	77.24	607
15.001 - 15.500	160	31,003,646.08	14.48	193,772.79	8.495	81.01	83.79	76.79	595
15.501 - 16.000	163	29,619,630.41	13.83	181,715.52	8.932	79.66	81.73	76.48	582
16.001 - 16.500	112	20,590,692.89	9.62	183,845.47	9.372	80.54	81.33	77.15	564
16.501 - 17.000	127	20,787,778.55	9.71	163,683.30	9.826	80.38	80.81	77.69	558
17.001 - 17.500	51	6,683,418.77	3.12	131,047.43	10.264	80.93	82.15	77.88	563
17.501 - 18.000	40	5,565,408.91	2.60	139,135.22	10.762	76.66	77.31	73.82	544
18.001 - 18.500	10	921,855.80	0.43	92,185.58	11.175	81.68	81.68	79.01	536
18.501 - 19.000	5	629,419.51	0.29	125,883.90	11.690	79.32	82.00	79.32	553
19.501 - 19.775	3	534,656.63	0.25	178,218.88	10.555	80.52	80.52	80.52	596
Total:	1,114	214,105,651.07	100.00	192,195.38	8.498	79.40	82.46	76.38	596
The weighted-average maximum mortgage rate of the adjustable-rate Mortgage Loans as of the Cut-Off Date is 15.274%.

Minimum Mortgage Rate of the Adjustable-Rate Group I Mortgage Loans

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
3.375 - 3.500	1	135,660.43	0.06	135,660.43	8.875	95.00	95.00	95.00	635
4.501 - 5.000	1	100,615.18	0.05	100,615.18	10.250	95.00	95.00	95.00	665
5.501 - 6.000	7	2,122,714.67	0.99	303,244.95	5.986	70.64	74.11	68.90	657
6.001 - 6.500	35	8,637,209.36	4.03	246,777.41	6.609	71.32	73.99	69.95	647
6.501 - 7.000	79	19,176,041.60	8.96	242,734.70	7.480	78.21	81.53	75.18	619
7.001 - 7.500	90	20,462,122.41	9.56	227,356.92	7.327	77.41	84.76	75.88	636
7.501 - 8.000	171	35,016,220.00	16.35	204,773.22	7.817	80.75	86.49	77.34	618
8.001 - 8.500	150	30,795,943.13	14.38	205,306.29	8.288	81.22	84.28	76.84	603
8.501 - 9.000	171	32,367,625.03	15.12	189,284.36	8.801	79.93	81.88	76.57	585
9.001 - 9.500	138	24,539,097.00	11.46	177,819.54	9.280	80.37	81.39	77.25	563
9.501 - 10.000	150	24,109,729.92	11.26	160,731.53	9.786	80.22	80.67	77.63	557
10.001 - 10.500	59	8,367,370.17	3.91	141,819.83	10.277	80.07	81.29	77.50	556
10.501 - 11.000	45	6,424,998.98	3.00	142,777.76	10.768	76.00	76.57	73.54	543
11.001 - 11.500	10	921,855.80	0.43	92,185.58	11.175	81.68	81.68	79.01	536
11.501 - 12.000	5	629,419.51	0.29	125,883.90	11.690	79.32	82.00	79.32	553
12.501 - 12.775	2	299,027.88	0.14	149,513.94	12.766	73.80	73.80	73.80	520
Total:	1,114	214,105,651.07	100.00	192,195.38	8.498	79.40	82.46	76.38	596
The weighted-average minimum mortgage rate of the adjustable-rate Mortgage Loans as of the Cut-Off Date is 8.424%.

Initial Periodic Cap of the Adjustable-Rate Group I Mortgage Loans

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1.000	4	962,171.66	0.45	240,542.92	8.855	79.59	79.59	79.59	614
2.000	749	143,458,685.91	67.00	191,533.63	8.534	78.64	81.69	75.68	595
3.000	361	69,684,793.50	32.55	193,032.67	8.420	80.95	84.08	77.77	598
Total:	1,114	214,105,651.07	100.00	192,195.38	8.498	79.40	82.46	76.38	596
The weighted-average initial periodic rate cap of the adjustable-rate Mortgage Loans as of the Cut-Off Date is 2.321%.

Subsequent Periodic Cap of the Adjustable-Rate Group I Mortgage Loans

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1.000	287	56,985,706.77	26.62	198,556.47	8.522	79.92	82.80	77.61	591
1.500	827	157,119,944.30	73.38	189,987.84	8.489	79.21	82.33	75.93	598
Total:	1,114	214,105,651.07	100.00	192,195.38	8.498	79.40	82.46	76.38	596
The weighted-average subsequent periodic rate cap of the adjustable-rate Mortgage Loans as of the Cut-Off Date is 1.367%.

Interest Only Term of the Group I Mortgage Loans at Origination

Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	1,638	265,301,391.67	94.73	161,966.66	8.486	79.04	81.33	76.14	599
60	56	14,757,730.08	5.27	263,530.89	7.454	79.10	89.42	77.60	666
Total:	1,694	280,059,121.75	100.00	165,324.16	8.432	79.05	81.75	76.22	603

Historical Delinquency of the Group I Mortgage Loans

Historical Delinquency	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
0 X 30	1,694	280,059,121.75	100.00	165,324.16	8.432	79.05	81.75	76.22	603
Total:	1,694	280,059,121.75	100.00	165,324.16	8.432	79.05	81.75	76.22	603

Group II Collateral: Summary
Statistics for the Mortgage Loans listed below are based on Cut-Off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$459,414,628.60
Number of Mortgage Loans	1,932
Average Scheduled Principal Balance:	$237,792.25	$7,117.76	$1,200,000.00
Weighted Average Gross Coupon:	8.358%	5.625%	15.874%
Non-Zero Weighted Average Original Credit Score:	639	500	815
Weighted Average Combined LTV Ratio (1):	83.45%	13.97%	100.00%
Weighted Average Fully Combined LTV Ratio (2):	90.82%	13.97%	100.00%
Weighted Average Effective LTV Ratio(3):	81.58%	13.97%	100.00%
Weighted Average Stated Remaining Term:	353 Months	119 Months	359 Months
Weighted Average Original Term:	355 Months	120 Months	360 Months
Weighted Average Roll Term:	23 Months	3 Months	58 Months
Weighted Average Gross Margin:	5.978%	2.125%	9.875%
Weighted Average Initial Periodic Rate Cap:	2.416%	1.000%	5.000%
Weighted Average Subsequent Periodic Rate Cap:	1.317%	1.000%	2.000%
Weighted Average Gross Maximum Lifetime Rate:	14.872%	12.150%	19.050%
Weighted Average Gross Minimum Lifetime Rate:	7.688%	2.125%	12.050%
Weighted Average Seasoning:	3 Months	1 Month	20 Months
Weighted Average First Pay Date:	October 2006	May 2005	December 2006
Percent Interest Only Loans:	29.74%
Percent Second Liens:	7.07%
Percent of First Liens with Silent Seconds:	41.36%
Non-Zero Weighted Average Debt-To-Income Ratio:	42.11%	2.75%	60.40%

(1)Combined LTV = Principal Balance at Origination + Senior Lien Balance (as applicable) / property value
(2)Fully Combined LTV = Principal Balance at Origination+ Senior and known Junior Lien Balances (as applicable) / property value
(3)Effective LTV = (Principal Balance at Origination+ Senior Lien Balances (as applicable) / property value)* (1-MI coverage %)

Product Type of the Group II Mortgage Loans

Product Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
HYBRID 2 YRS FIXED BALLOON	403	127,289,158.33	27.71	315,853.99	8.238	82.37	91.51	80.24	633
HYBRID 2 YRS FIXED IO	310	114,696,627.07	24.97	369,989.12	7.795	81.96	92.65	80.84	649
HYBRID 2 YRS FIXED	425	96,751,186.10	21.06	227,649.85	8.552	82.65	88.43	80.66	629
FIXED -30	386	39,876,563.97	8.68	103,307.16	9.690	89.45	91.39	88.00	647
HYBRID 3 YRS FIXED IO	39	13,188,405.72	2.87	338,164.25	8.060	84.59	90.66	81.51	627
HYBRID 3 YRS FIXED	60	11,457,472.49	2.49	190,957.87	8.101	82.20	90.29	79.63	652
FIXED BALLOON 30/15	141	10,659,144.92	2.32	75,596.77	10.903	99.61	99.61	99.61	667
HYBRID 3 YRS FIXED BALLOON	31	9,998,356.35	2.18	322,527.62	8.070	83.31	95.43	81.25	660
FIXED BALLOON 40/30	31	8,723,056.88	1.90	281,388.93	7.843	83.14	90.28	80.25	654
HYBRID 2 YRS DUAL AM 40/20	23	7,849,117.39	1.71	341,265.97	8.239	83.53	83.53	78.88	603
FIXED DUAL AM 40/20	27	7,796,889.96	1.70	288,773.70	7.814	78.86	78.86	73.51	621
FIXED -30 IO	18	5,798,371.65	1.26	322,131.76	7.406	84.69	84.69	82.54	662
HYBRID 5 YRS FIXED IO	13	2,966,660.68	0.65	228,204.67	9.010	84.32	85.94	83.71	669
FIXED BALLOON 40/15	10	897,287.50	0.20	89,728.75	11.676	99.79	99.79	99.79	655
HYBRID 5 YRS FIXED	6	783,002.42	0.17	130,500.40	8.533	84.10	84.10	84.10	641
FIXED -15	4	253,008.93	0.06	63,252.23	9.674	85.06	85.06	85.06	639
FIXED -20	3	229,571.51	0.05	76,523.84	8.882	58.85	58.85	58.85	627
ARM NON-HYBRID	1	149,826.75	0.03	149,826.75	8.750	48.39	48.39	48.39	717
FIXED -10	1	50,919.98	0.01	50,919.98	7.990	69.19	69.19	69.19	629
Total:	1,932	459,414,628.60	100.00	237,792.25	8.358	83.45	90.82	81.58	639

Servicer of the Group II Mortgage Loans

Servicer	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Wells Fargo	1,514	354,277,037.31	77.11	234,000.69	8.424	83.75	91.70	81.91	641
Chase	223	56,016,978.54	12.19	251,197.21	8.035	81.68	91.30	80.47	641
Ocwen	128	43,911,891.34	9.56	343,061.65	8.016	81.40	82.09	78.27	619
Countrywide	67	5,208,721.41	1.13	77,742.11	10.214	99.69	99.69	99.69	674
Total:	1,932	459,414,628.60	100.00	237,792.25	8.358	83.45	90.82	81.58	639

Originator of the Group II Mortgage Loans

Originator	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
New Century	1,089	264,920,786.73	57.66	243,269.78	8.325	83.32	91.96	81.24	639
Lime Financial	210	51,259,246.54	11.16	244,091.65	8.071	81.39	91.91	80.07	641
Quick Loan Funding	141	48,669,623.34	10.59	345,174.63	7.979	81.73	82.35	78.90	621
Wells Fargo	177	35,268,301.66	7.68	199,255.94	8.632	83.94	84.70	83.76	664
Master Financial	125	30,591,253.53	6.66	244,730.03	8.727	84.46	93.28	84.46	633
Meritage	97	20,143,635.02	4.38	207,666.34	8.945	87.15	97.88	84.20	646
WMC	67	5,208,721.41	1.13	77,742.11	10.214	99.69	99.69	99.69	674
National City	10	1,954,901.47	0.43	195,490.15	8.324	82.65	91.95	82.65	624
MortgageIT	16	1,398,158.90	0.30	87,384.93	7.955	96.10	96.10	71.53	587
Total:	1,932	459,414,628.60	100.00	237,792.25	8.358	83.45	90.82	81.58	639

Originator/Servicer of the Group II Mortgage Loans

Original Term to Scheduled Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
New Century / Wells Fargo	1,089	264,920,786.73	57.66	243,269.78	8.325	83.32	91.96	81.24	639
Lime / Chase	210	51,259,246.54	11.16	244,091.65	8.071	81.39	91.91	80.07	641
Quick Loan / Ocwen	128	43,911,891.34	9.56	343,061.65	8.016	81.40	82.09	78.27	619
Wells Fargo / Wells Fargo	177	35,268,301.66	7.68	199,255.94	8.632	83.94	84.70	83.76	664
Master / Wells Fargo	125	30,591,253.53	6.66	244,730.03	8.727	84.46	93.28	84.46	633
Meritage / Wells Fargo	97	20,143,635.02	4.38	207,666.34	8.945	87.15	97.88	84.20	646
WMC / Countrywide	67	5,208,721.41	1.13	77,742.11	10.214	99.69	99.69	99.69	674
Quick Loan / Chase	13	4,757,732.00	1.04	365,979.38	7.641	84.75	84.75	84.75	639
National City / Wells Fargo	10	1,954,901.47	0.43	195,490.15	8.324	82.65	91.95	82.65	624
MortgageIT / Wells Fargo	16	1,398,158.90	0.30	87,384.93	7.955	96.10	96.10	71.53	587
Total:	1,932	459,414,628.60	100.00	237,792.25	8.358	83.45	90.82	81.58	639

Principal Balances of the Group II Mortgage Loans at Origination

Original Balance ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
7,125.00 - 25,000.00	18	357,424.32	0.08	19,856.91	11.883	99.16	99.16	99.16	626
25,000.01 - 50,000.00	102	3,938,220.14	0.86	38,610.00	10.948	93.87	93.87	93.22	644
50,000.01 - 75,000.00	222	13,912,690.16	3.03	62,669.78	10.378	91.45	92.38	90.37	637
75,000.01 - 100,000.00	215	18,693,917.38	4.07	86,948.45	9.895	89.65	92.26	88.35	644
100,000.01 - 125,000.00	150	16,865,626.87	3.67	112,437.51	9.489	85.63	90.72	83.88	645
125,000.01 - 150,000.00	143	19,493,326.07	4.24	136,316.97	9.187	85.33	90.97	83.33	637
150,000.01 - 175,000.00	94	15,230,740.29	3.32	162,029.15	8.810	83.33	91.86	81.03	633
175,000.01 - 200,000.00	94	17,600,177.53	3.83	187,235.93	8.535	83.02	90.30	81.18	639
200,000.01 - 225,000.00	85	18,086,947.00	3.94	212,787.61	8.315	81.48	91.02	79.20	640
225,000.01 - 250,000.00	89	21,096,067.61	4.59	237,034.47	8.171	83.21	94.49	81.84	644
250,000.01 - 275,000.00	59	15,474,218.44	3.37	262,274.89	8.024	82.14	93.75	80.66	641
275,000.01 - 300,000.00	72	20,756,022.07	4.52	288,278.08	8.175	83.40	91.27	80.43	638
300,000.01 - 350,000.00	103	33,353,076.33	7.26	323,816.28	8.070	82.32	92.66	80.18	641
350,000.01 - 400,000.00	106	39,613,953.49	8.62	373,716.54	7.989	83.05	93.06	81.02	642
400,000.01 - 450,000.00	102	43,651,430.03	9.50	427,955.20	7.916	80.75	88.78	78.48	637
450,000.01 - 500,000.00	91	43,288,072.29	9.42	475,693.10	8.003	82.84	91.01	80.23	635
500,000.01 - 600,000.00	96	52,415,028.43	11.41	545,989.88	8.067	83.59	89.20	80.53	633
600,000.01 - 700,000.00	54	34,731,561.24	7.56	643,177.06	8.081	83.07	90.29	83.07	644
700,000.01 - 800,000.00	21	15,529,287.75	3.38	739,489.89	7.650	85.27	89.95	85.27	652
800,000.01 - 900,000.00	7	5,855,548.41	1.27	836,506.92	8.323	84.40	88.83	84.40	647
900,000.01 - 1,000,000.00	5	4,746,892.83	1.03	949,378.57	7.147	72.67	76.52	72.67	648
1,100,000.01 - 1,200,000.00	4	4,724,399.92	1.03	1,181,099.98	8.509	71.91	74.43	71.91	623
Total:	1,932	459,414,628.60	100.00	237,792.25	8.358	83.45	90.82	81.58	639
The average principal balance of the Group II Mortgage Loans at Origination is $238,021.37.

Principal Balances of the Group II Mortgage Loans as of the Cut-Off Date

Principal Balance as of the Cut-Off Date ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
7,117.76 - 25,000.00	18	357,424.32	0.08	19,856.91	11.883	99.16	99.16	99.16	626
25,000.01 - 50,000.00	103	3,987,949.52	0.87	38,717.96	10.923	93.59	93.59	92.95	644
50,000.01 - 75,000.00	226	14,231,720.82	3.10	62,972.22	10.360	91.32	92.23	90.27	637
75,000.01 - 100,000.00	210	18,325,157.34	3.99	87,262.65	9.903	89.77	92.43	88.44	644
100,000.01 - 125,000.00	150	16,865,626.87	3.67	112,437.51	9.489	85.63	90.72	83.88	645
125,000.01 - 150,000.00	143	19,493,326.07	4.24	136,316.97	9.187	85.33	90.97	83.33	637
150,000.01 - 175,000.00	94	15,230,740.29	3.32	162,029.15	8.810	83.33	91.86	81.03	633
175,000.01 - 200,000.00	95	17,799,396.40	3.87	187,362.07	8.517	82.89	90.09	81.07	639
200,000.01 - 225,000.00	85	18,112,565.08	3.94	213,089.00	8.321	81.57	91.35	79.29	640
225,000.01 - 250,000.00	88	20,871,230.66	4.54	237,173.08	8.177	83.24	94.43	81.86	644
250,000.01 - 275,000.00	59	15,474,218.44	3.37	262,274.89	8.024	82.14	93.75	80.66	641
275,000.01 - 300,000.00	72	20,756,022.07	4.52	288,278.08	8.175	83.40	91.27	80.43	638
300,000.01 - 350,000.00	105	34,052,540.31	7.41	324,309.91	8.055	82.04	92.17	79.95	639
350,000.01 - 400,000.00	104	38,914,489.51	8.47	374,177.78	8.001	83.31	93.49	81.24	644
400,000.01 - 450,000.00	102	43,651,430.03	9.50	427,955.20	7.916	80.75	88.78	78.48	637
450,000.01 - 500,000.00	91	43,288,072.29	9.42	475,693.10	8.003	82.84	91.01	80.23	635
500,000.01 - 600,000.00	96	52,415,028.43	11.41	545,989.88	8.067	83.59	89.20	80.53	633
600,000.01 - 700,000.00	54	34,731,561.24	7.56	643,177.06	8.081	83.07	90.29	83.07	644
700,000.01 - 800,000.00	21	15,529,287.75	3.38	739,489.89	7.650	85.27	89.95	85.27	652
800,000.01 - 900,000.00	7	5,855,548.41	1.27	836,506.92	8.323	84.40	88.83	84.40	647
900,000.01 - 1,000,000.00	5	4,746,892.83	1.03	949,378.57	7.147	72.67	76.52	72.67	648
1,100,000.01 - 1,200,000.00	4	4,724,399.92	1.03	1,181,099.98	8.509	71.91	74.43	71.91	623
Total:	1,932	459,414,628.60	100.00	237,792.25	8.358	83.45	90.82	81.58	639
The average principal balance of the Group II Mortgage Loans as of the Cut-Off Date is $237,792.25.

Gross Mortgage Rates of the Group II Mortgage Loans at Origination

Gross Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
5.625 - 6.000	8	3,716,507.18	0.81	464,563.40	5.799	76.30	81.68	72.46	690
6.001 - 6.500	33	13,002,242.17	2.83	394,007.34	6.386	81.46	91.59	79.43	677
6.501 - 7.000	99	36,296,275.77	7.90	366,629.05	6.830	78.69	86.93	77.20	660
7.001 - 7.500	205	71,625,110.20	15.59	349,390.78	7.333	80.63	92.54	79.37	655
7.501 - 8.000	287	88,360,310.89	19.23	307,875.65	7.780	81.34	92.30	79.84	643
8.001 - 8.500	261	72,472,230.90	15.77	277,671.38	8.288	82.61	91.00	80.45	635
8.501 - 9.000	264	67,052,100.42	14.60	253,985.23	8.779	82.43	87.50	80.40	623
9.001 - 9.500	175	36,871,289.41	8.03	210,693.08	9.291	87.43	90.28	83.88	623
9.501 - 10.000	164	28,573,964.27	6.22	174,231.49	9.810	86.02	87.36	83.78	612
10.001 - 10.500	79	12,283,990.00	2.67	155,493.54	10.290	90.56	91.77	86.94	621
10.501 - 11.000	99	9,683,418.79	2.11	97,812.31	10.808	96.63	97.68	96.16	649
11.001 - 11.500	78	6,322,191.17	1.38	81,053.73	11.299	98.60	98.64	98.15	652
11.501 - 12.000	84	6,461,251.83	1.41	76,919.66	11.805	99.59	99.59	99.59	640
12.001 - 12.500	71	5,229,074.28	1.14	73,648.93	12.217	99.47	99.47	99.47	635
12.501 - 13.000	9	699,107.75	0.15	77,678.64	12.819	99.34	99.34	99.34	639
13.001 - 13.500	4	270,135.87	0.06	67,533.97	13.292	100.00	100.00	100.00	645
13.501 - 14.000	4	193,862.61	0.04	48,465.65	13.851	99.03	99.03	99.03	635
14.001 - 14.500	5	250,489.69	0.05	50,097.94	14.231	100.00	100.00	100.00	627
14.501 - 15.000	1	14,990.38	0.00	14,990.38	14.624	100.00	100.00	100.00	606
15.001 - 15.500	1	23,583.02	0.01	23,583.02	15.125	100.00	100.00	100.00	612
15.501 - 15.874	1	12,502.00	0.00	12,502.00	15.874	100.00	100.00	100.00	619
Total:	1,932	459,414,628.60	100.00	237,792.25	8.358	83.45	90.82	81.58	639
The weighted-average gross mortgage rate of the Group II Mortgage Loans as of the Cut-Off Date is 8.358%.

Original Term to Maturity of the Group II Mortgage Loans

Original Term to Scheduled Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
120 - 240	159	12,089,932.84	2.63	76,037.31	10.884	98.42	98.42	98.42	665
241 - 360	1,773	447,324,695.76	97.37	252,298.19	8.289	83.05	90.62	81.13	639
Total:	1,932	459,414,628.60	100.00	237,792.25	8.358	83.45	90.82	81.58	639
The weighted-average original term to scheduled maturity of the Group II Mortgage Loans as of the Cut-Off Date is 355 months.

Remaining Term to Maturity of the Group II Mortgage Loans

Remaining Term to Scheduled Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
119 - 120	1	50,919.98	0.01	50,919.98	7.990	69.19	69.19	69.19	629
121 - 180	155	11,809,441.35	2.57	76,189.94	10.935	99.31	99.31	99.31	665
181 - 240	3	229,571.51	0.05	76,523.84	8.882	58.85	58.85	58.85	627
301 - 359	1,773	447,324,695.76	97.37	252,298.19	8.289	83.05	90.62	81.13	639
Total:	1,932	459,414,628.60	100.00	237,792.25	8.358	83.45	90.82	81.58	639
The weighted-average remaining term to scheduled maturity of the Group II Mortgage Loans as of the Cut-Off Date is 353 months.

Seasoning of the Group II Mortgage Loans

Seasoning (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1-6	1,844	451,092,908.72	98.19	244,627.39	8.335	83.26	90.73	81.37	639
7-12	19	2,527,127.97	0.55	133,006.74	8.622	85.32	92.52	81.76	623
13 - 18	64	5,432,723.85	1.18	84,886.31	9.998	97.72	97.72	97.72	660
19 - 20	5	361,868.06	0.08	72,373.61	10.222	99.22	99.22	99.22	668
Total:	1,932	459,414,628.60	100.00	237,792.25	8.358	83.45	90.82	81.58	639
The weighted-average seasoning of the Group II Mortgage Loans as of the Cut-Off Date is 3 months.

Combined Loan-To-Value Ratio of the Group II Mortgage Loans at Origination

Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
13.97 - 15.00	1	124,890.30	0.03	124,890.30	7.950	13.97	13.97	13.97	565
15.01 - 20.00	3	269,561.05	0.06	89,853.68	9.488	18.29	18.29	18.29	562
20.01 - 25.00	1	74,865.97	0.02	74,865.97	7.525	25.00	25.00	25.00	563
25.01 - 30.00	3	241,565.90	0.05	80,521.97	7.895	26.83	26.83	26.83	721
30.01 - 35.00	4	592,804.38	0.13	148,201.10	8.397	33.10	33.10	33.10	575
35.01 - 40.00	3	665,631.08	0.14	221,877.03	6.442	37.44	37.44	37.44	723
40.01 - 45.00	6	720,036.42	0.16	120,006.07	8.051	42.50	42.50	42.50	645
45.01 - 50.00	8	1,829,361.95	0.40	228,670.24	8.028	48.48	48.48	48.48	675
50.01 - 55.00	12	2,066,833.47	0.45	172,236.12	7.484	53.10	53.10	53.10	600
55.01 - 60.00	21	7,897,941.27	1.72	376,092.44	8.065	58.60	58.60	58.60	594
60.01 - 65.00	29	7,710,844.49	1.68	265,891.19	8.092	63.53	63.53	63.53	591
65.01 - 70.00	54	14,200,628.69	3.09	262,974.61	8.001	69.13	71.12	69.13	613
70.01 - 75.00	56	15,052,880.05	3.28	268,801.43	8.377	74.01	74.94	74.01	595
75.01 - 80.00	714	208,152,207.48	45.31	291,529.70	7.835	79.88	95.56	79.88	652
80.01 - 85.00	125	33,806,674.24	7.36	270,453.39	8.509	84.37	85.42	81.35	604
85.01 - 90.00	306	86,927,605.67	18.92	284,077.14	8.482	89.73	90.22	84.04	633
90.01 - 95.00	135	36,217,427.92	7.88	268,277.24	8.497	94.92	95.02	90.42	645
95.01 - 100.00	451	42,862,868.27	9.33	95,039.62	10.709	99.97	99.97	97.67	655
Total:	1,932	459,414,628.60	100.00	237,792.25	8.358	83.45	90.82	81.58	639
The weighted-average combined loan-to-value ratio of the Group II Mortgage Loans as of the Cut-Off Date is 83.45%.

Fully Combined Loan-To-Value Ratio of the Group II Mortgage Loans at Origination

Fully Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
13.97 - 15.00	1	124,890.30	0.03	124,890.30	7.950	13.97	13.97	13.97	565
15.01 - 20.00	3	269,561.05	0.06	89,853.68	9.488	18.29	18.29	18.29	562
20.01 - 25.00	1	74,865.97	0.02	74,865.97	7.525	25.00	25.00	25.00	563
25.01 - 30.00	3	241,565.90	0.05	80,521.97	7.895	26.83	26.83	26.83	721
30.01 - 35.00	4	592,804.38	0.13	148,201.10	8.397	33.10	33.10	33.10	575
35.01 - 40.00	3	665,631.08	0.14	221,877.03	6.442	37.44	37.44	37.44	723
40.01 - 45.00	6	720,036.42	0.16	120,006.07	8.051	42.50	42.50	42.50	645
45.01 - 50.00	8	1,829,361.95	0.40	228,670.24	8.028	48.48	48.48	48.48	675
50.01 - 55.00	12	2,066,833.47	0.45	172,236.12	7.484	53.10	53.10	53.10	600
55.01 - 60.00	21	7,897,941.27	1.72	376,092.44	8.065	58.60	58.60	58.60	594
60.01 - 65.00	29	7,710,844.49	1.68	265,891.19	8.092	63.53	63.53	63.53	591
65.01 - 70.00	51	12,496,303.22	2.72	245,025.55	7.946	69.12	69.12	69.12	606
70.01 - 75.00	53	14,491,730.79	3.15	273,428.88	8.375	73.97	73.97	73.97	596
75.01 - 80.00	156	44,284,121.00	9.64	283,872.57	8.214	79.18	79.45	79.18	610
80.01 - 85.00	105	30,734,193.61	6.69	292,706.61	8.460	84.29	84.30	81.47	605
85.01 - 90.00	294	84,666,912.62	18.43	287,982.70	8.430	89.40	89.72	83.78	634
90.01 - 95.00	159	41,048,806.81	8.94	258,168.60	8.521	93.53	94.92	89.11	640
95.01 - 100.00	1,023	209,498,224.27	45.60	204,788.10	8.374	84.28	99.99	83.74	661
Total:	1,932	459,414,628.60	100.00	237,792.25	8.358	83.45	90.82	81.58	639
The weighted-average fully combined loan-to-value ratio of the Group II Mortgage Loans as of the Cut-Off Date is 90.82%.

Effective Loan-To-Value Ratio of the Group II Mortgage Loans at Origination

Effective Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
13.97 - 15.00	1	124,890.30	0.03	124,890.30	7.950	13.97	13.97	13.97	565
15.01 - 20.00	3	269,561.05	0.06	89,853.68	9.488	18.29	18.29	18.29	562
20.01 - 25.00	1	74,865.97	0.02	74,865.97	7.525	25.00	25.00	25.00	563
25.01 - 30.00	3	241,565.90	0.05	80,521.97	7.895	26.83	26.83	26.83	721
30.01 - 35.00	4	592,804.38	0.13	148,201.10	8.397	33.10	33.10	33.10	575
35.01 - 40.00	3	665,631.08	0.14	221,877.03	6.442	37.44	37.44	37.44	723
40.01 - 45.00	6	720,036.42	0.16	120,006.07	8.051	42.50	42.50	42.50	645
45.01 - 50.00	8	1,829,361.95	0.40	228,670.24	8.028	48.48	48.48	48.48	675
50.01 - 55.00	12	2,066,833.47	0.45	172,236.12	7.484	53.10	53.10	53.10	600
55.01 - 60.00	21	7,897,941.27	1.72	376,092.44	8.065	58.60	58.60	58.60	594
60.01 - 65.00	37	8,452,430.81	1.84	228,444.08	8.063	66.73	66.73	63.66	590
65.01 - 70.00	57	14,630,209.78	3.18	256,670.35	8.007	69.74	71.67	69.08	614
70.01 - 75.00	56	15,052,880.05	3.28	268,801.43	8.377	74.01	74.94	74.01	595
75.01 - 80.00	1,012	290,148,340.72	63.16	286,707.85	8.005	82.60	94.00	79.77	642
80.01 - 85.00	42	12,088,283.58	2.63	287,816.28	8.379	84.13	84.29	84.13	630
85.01 - 90.00	145	40,805,250.23	8.88	281,415.52	8.575	89.69	90.44	89.64	640
90.01 - 95.00	94	25,352,160.44	5.52	269,703.83	8.617	94.98	95.08	94.98	652
95.01 - 100.00	427	38,401,581.20	8.36	89,933.45	10.961	99.97	99.97	99.97	658
Total:	1,932	459,414,628.60	100.00	237,792.25	8.358	83.45	90.82	81.58	639
The weighted-average effective loan-to-value ratio of the Group II Mortgage Loans as of the Cut-Off Date is 81.58%.

Occupancy Type of the Group II Mortgage Loans at Origination

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Primary	1,672	413,973,801.62	90.11	247,591.99	8.305	83.37	91.19	81.57	637
Investor	196	33,041,147.25	7.19	168,577.28	8.891	84.46	84.93	81.25	663
Second Home	64	12,399,679.73	2.70	193,745.00	8.690	83.44	94.19	83.06	671
Total:	1,932	459,414,628.60	100.00	237,792.25	8.358	83.45	90.82	81.58	639

Property Types of the Group II Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Single Family	1,313	306,540,062.35	66.72	233,465.39	8.301	83.13	90.06	81.00	637
PUD	269	66,999,027.62	14.58	249,067.02	8.271	83.15	91.09	81.06	635
Two to Four Family	134	39,635,332.61	8.63	295,786.06	8.574	84.77	93.42	83.93	668
Condominium	124	24,587,174.50	5.35	198,283.67	8.629	85.08	92.84	83.76	645
Single Family Detached	90	21,321,378.22	4.64	236,904.20	8.710	84.79	93.99	84.79	634
High Rise Condominium	2	331,653.30	0.07	165,826.65	9.777	79.58	79.58	79.58	677
Total:	1,932	459,414,628.60	100.00	237,792.25	8.358	83.45	90.82	81.58	639

Loan Purpose of the Group II Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Purchase	1,263	253,961,608.17	55.28	201,078.07	8.505	84.73	96.58	83.28	653
Cash-Out Refinance	578	179,668,636.03	39.11	310,845.39	8.197	81.91	83.10	79.45	621
Rate/Term Refinance	91	25,784,384.40	5.61	283,344.88	8.030	81.57	87.99	79.75	630
Total:	1,932	459,414,628.60	100.00	237,792.25	8.358	83.45	90.82	81.58	639

Documentation of the Group II Mortgage Loans at Origination

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Stated	887	233,983,405.95	50.93	263,791.89	8.613	83.27	91.32	82.02	650
Full (12mos Income)	591	138,386,670.73	30.12	234,156.80	8.059	83.63	91.35	81.16	627
Full (24mos Income)	319	65,104,748.94	14.17	204,090.12	7.940	82.54	88.38	79.32	623
None	109	14,473,073.24	3.15	132,780.49	9.052	86.93	86.93	86.93	664
Limited	26	7,466,729.74	1.63	287,181.91	8.199	86.87	94.46	85.18	642
Total:	1,932	459,414,628.60	100.00	237,792.25	8.358	83.45	90.82	81.58	639

Lien Position of the Group II Mortgage Loans at Origination

Lien Position	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
First	1,509	426,932,247.97	92.93	282,923.95	8.141	82.22	90.15	80.21	638
Second	423	32,482,380.63	7.07	76,790.50	11.199	99.66	99.66	99.66	661
Total:	1,932	459,414,628.60	100.00	237,792.25	8.358	83.45	90.82	81.58	639

Index of the Adjustable-Rate Group II Mortgage Loans

Index	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Six-Month LIBOR	1,307	384,106,998.91	99.73	293,884.47	8.175	82.44	90.89	80.57	638
Twelve-Month LIBOR	2	552,387.74	0.14	276,193.87	8.850	81.99	90.66	81.99	660
One-Year CMT	2	470,426.65	0.12	235,213.33	9.295	82.26	82.26	82.26	650
Total:	1,311	385,129,813.30	100.00	293,767.97	8.177	82.44	90.87	80.57	638

Prepayment Penalty Term of the Group II Mortgage Loans at Origination

Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	514	110,627,205.88	24.08	215,228.03	8.825	84.70	90.42	82.59	649
12	99	34,580,619.42	7.53	349,299.19	8.302	82.74	93.53	81.16	649
24	1,010	245,890,971.73	53.52	243,456.41	8.267	83.44	91.59	81.74	634
36	309	68,315,831.57	14.87	221,086.83	7.956	81.85	87.34	79.63	639
Total:	1,932	459,414,628.60	100.00	237,792.25	8.358	83.45	90.82	81.58	639

Geographic Concentration of the Group II Mortgage Loans

Geographic Concentration	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
California	643	205,408,113.45	44.71	319,452.74	8.130	83.08	90.85	81.59	640
Florida	208	39,040,573.78	8.50	187,695.07	8.583	82.99	90.80	81.14	645
New York	77	19,958,804.72	4.34	259,205.26	8.411	84.41	94.21	82.33	661
Washington	63	16,154,913.72	3.52	256,427.20	8.215	80.19	89.80	78.40	639
Texas	89	14,385,461.37	3.13	161,634.40	8.476	81.04	89.78	79.19	639
Arizona	58	13,860,649.65	3.02	238,976.72	8.321	80.51	84.93	78.21	640
Nevada	59	13,601,517.74	2.96	230,534.20	8.316	84.21	95.27	82.19	642
New Jersey	42	11,863,276.31	2.58	282,458.96	8.677	86.69	92.79	84.33	658
Illinois	49	10,884,860.18	2.37	222,140.00	8.548	86.56	92.40	84.22	639
Hawaii	26	10,390,762.14	2.26	399,644.70	7.954	84.32	87.44	82.87	640
Massachusetts	37	10,214,998.27	2.22	276,081.03	8.647	83.81	86.96	82.15	627
Maryland	33	9,967,440.94	2.17	302,043.66	8.322	80.30	83.67	78.76	611
Georgia	56	9,769,060.86	2.13	174,447.52	8.940	85.39	92.37	82.74	632
Virginia	37	8,039,877.37	1.75	217,293.98	8.603	83.43	89.62	81.89	633
Oregon	35	7,244,792.94	1.58	206,994.08	8.169	84.61	93.41	82.14	651
Colorado	28	4,485,954.58	0.98	160,212.66	8.544	85.46	93.45	84.09	632
Ohio	38	4,417,932.17	0.96	116,261.37	9.285	86.03	94.26	83.35	625
Pennsylvania	44	4,371,356.84	0.95	99,349.02	9.370	87.84	89.42	84.44	614
Michigan	34	4,120,704.20	0.90	121,197.18	8.995	88.00	91.38	85.31	622
Connecticut	14	3,733,300.71	0.81	266,664.34	8.732	87.35	94.37	86.02	624
Minnesota	15	3,403,228.05	0.74	226,881.87	8.523	83.93	93.25	80.93	638
Missouri	25	3,092,124.73	0.67	123,684.99	8.817	85.02	88.25	80.77	620
Tennessee	16	2,701,468.83	0.59	168,841.80	8.852	84.59	89.54	81.47	624
Utah	11	2,690,131.35	0.59	244,557.40	8.633	83.39	97.97	81.20	660
North Carolina	18	2,455,845.92	0.53	136,435.88	9.067	88.24	92.00	86.19	634
New Mexico	13	2,130,051.54	0.46	163,850.12	8.331	87.65	92.93	79.04	665
Indiana	20	1,807,526.26	0.39	90,376.31	8.820	87.60	91.80	83.09	648
Wisconsin	14	1,603,890.84	0.35	114,563.63	8.955	84.23	89.57	81.46	675
Alaska	8	1,547,230.49	0.34	193,403.81	7.850	76.29	89.25	76.29	688
District of Columbia	5	1,512,161.36	0.33	302,432.27	8.559	79.10	79.10	73.05	618
South Carolina	11	1,440,224.06	0.31	130,929.46	8.294	87.38	95.10	83.94	651
Alabama	8	1,395,494.00	0.30	174,436.75	9.042	88.37	95.43	84.00	624
Rhode Island	8	1,381,018.23	0.30	172,627.28	8.300	81.32	92.81	76.95	636
Arkansas	10	1,330,296.03	0.29	133,029.60	8.619	83.16	96.13	83.16	639
Kentucky	9	1,319,481.64	0.29	146,609.07	8.215	82.27	93.60	77.91	605
Louisiana	8	1,141,693.53	0.25	142,711.69	9.265	83.72	89.16	82.43	585
Oklahoma	14	1,000,693.29	0.22	71,478.09	9.105	86.01	93.85	82.68	643
Idaho	6	912,176.94	0.20	152,029.49	8.896	77.81	80.19	77.01	577
Kansas	8	721,487.08	0.16	90,185.89	9.501	82.08	93.28	82.08	585
Iowa	7	581,184.52	0.13	83,026.36	8.966	91.26	94.62	85.38	631
Mississippi	9	577,087.59	0.13	64,120.84	9.689	93.63	94.74	90.07	621
Delaware	4	568,732.51	0.12	142,183.13	8.903	80.78	80.78	80.78	661
West Virginia	3	536,215.01	0.12	178,738.34	10.649	91.86	91.86	91.86	566
Wyoming	2	370,809.99	0.08	185,405.00	8.110	79.41	96.34	79.41	609
South Dakota	4	351,030.97	0.08	87,757.74	9.488	89.75	95.60	87.88	628
New Hampshire	1	303,859.78	0.07	303,859.78	10.200	95.00	95.00	95.00	619
Montana	1	191,901.19	0.04	191,901.19	10.350	83.48	83.48	83.48	629
Maine	2	166,863.77	0.04	83,431.89	7.045	71.23	82.25	71.23	656
North Dakota	1	166,400.00	0.04	166,400.00	8.250	80.00	100.00	80.00	600
Nebraska	1	99,967.16	0.02	99,967.16	7.525	80.00	100.00	80.00	620
Total:	1,932	459,414,628.60	100.00	237,792.25	8.358	83.45	90.82	81.58	639

Mortgage Insurance Status of the Group II Mortgage Loans at Origination

Mortgage Insurance Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Current LTV <=80%	1,338	292,101,332.09	63.58	218,311.91	8.254	79.44	90.76	79.44	645
None	284	83,963,049.71	18.28	295,644.54	8.640	91.29	91.71	91.29	643
MGIC (Added by CGM)	297	81,935,418.14	17.83	275,876.83	8.445	89.49	90.06	79.51	618
MGIC	5	477,675.04	0.10	95,535.01	7.660	100.00	100.00	67.41	581
United Guaranty	3	373,228.69	0.08	124,409.56	7.656	94.47	94.47	73.09	614
PMI	3	275,971.84	0.06	91,990.61	7.907	100.00	100.00	65.00	582
Radian	1	223,311.81	0.05	223,311.81	8.500	89.60	89.60	67.20	663
RMIC	1	64,641.28	0.01	64,641.28	8.500	100.00	100.00	65.00	582
Total:	1,932	459,414,628.60	100.00	237,792.25	8.358	83.45	90.82	81.58	639

Mortgage Insurance Coverage

Mortgage Insurance Coverage	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	1,622	376,064,381.80	81.86	231,852.27	8.340	82.09	90.97	82.09	644
1	2	483,230.41	0.11	241,615.21	8.919	80.18	80.18	79.38	605
2	1	75,489.18	0.02	75,489.18	10.325	81.27	81.27	79.64	520
3	4	1,022,184.07	0.22	255,546.02	8.449	82.17	82.17	79.70	604
4	4	1,346,962.43	0.29	336,740.61	7.708	82.77	82.77	79.46	623
5	5	1,461,521.06	0.32	292,304.21	8.252	83.90	83.90	79.71	588
6	67	17,329,003.51	3.77	258,641.84	8.667	84.96	86.89	79.86	587
7	2	256,946.03	0.06	128,473.02	8.323	85.66	85.66	79.67	595
8	2	631,627.99	0.14	315,814.00	7.924	86.81	86.81	79.86	600
9	4	1,530,764.40	0.33	382,691.10	7.853	87.42	87.42	79.55	611
10	2	552,000.00	0.12	276,000.00	7.593	88.32	88.32	79.49	620
11	6	1,924,723.24	0.42	320,787.21	7.923	90.32	90.32	80.39	624
12	144	41,162,604.99	8.96	285,851.42	8.480	90.00	90.30	79.20	628
14	2	668,249.98	0.15	334,124.99	8.280	92.81	92.81	79.82	608
15	2	677,533.65	0.15	338,766.83	8.177	93.48	93.48	79.46	612
16	37	9,519,483.85	2.07	257,283.35	8.215	95.00	95.11	79.80	631
20	15	3,536,754.60	0.77	235,783.64	8.615	100.00	100.00	80.00	641
25	3	429,581.09	0.09	143,193.70	8.204	89.79	89.79	67.34	643
35	8	741,586.32	0.16	92,698.29	7.764	100.00	100.00	65.00	580
Total:	1,932	459,414,628.60	100.00	237,792.25	8.358	83.45	90.82	81.58	639

Credit Score of the Group II Mortgage Loans at Origination

Credit Score	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
500 - 524	37	8,384,278.45	1.82	226,602.12	9.172	74.36	76.19	73.29	512
525 - 549	78	19,063,066.67	4.15	244,398.29	8.834	78.45	80.09	77.28	538
550 - 574	95	24,594,262.27	5.35	258,886.97	8.722	79.65	80.90	76.14	563
575 - 599	150	39,162,428.62	8.52	261,082.86	8.591	83.41	84.21	78.57	587
600 - 624	365	82,273,827.56	17.91	225,407.75	8.406	83.34	89.65	81.22	612
625 - 649	403	93,030,861.27	20.25	230,845.81	8.379	85.25	93.25	84.01	638
650 - 674	384	92,746,562.39	20.19	241,527.51	8.340	84.07	94.46	82.49	661
675 - 699	180	42,877,833.81	9.33	238,210.19	8.071	84.48	94.98	83.23	685
700 - 724	105	24,002,140.97	5.22	228,591.82	7.922	84.10	93.76	82.62	711
725 - 749	73	19,589,040.82	4.26	268,343.02	7.853	84.56	96.23	83.65	738
750 - 774	39	9,516,585.76	2.07	244,015.02	7.783	81.38	91.31	80.64	759
775 - 799	18	3,498,117.93	0.76	194,339.89	8.178	80.15	91.64	79.94	788
800 - 815	5	675,622.08	0.15	135,124.42	9.020	85.19	94.98	85.19	806
Total:	1,932	459,414,628.60	100.00	237,792.25	8.358	83.45	90.82	81.58	639
The weighted-average credit score of the Group II Mortgage Loans as of the Cut-Off Date is 639.

Debt-To-Income Ratio of the Group II Mortgage Loans at Origination

Debt-to-Income Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
0.00 - 0.00	53	10,347,734.08	2.25	195,240.27	8.542	81.92	81.92	81.92	656
0.01 - 10.00	14	2,996,628.36	0.65	214,044.88	8.384	81.08	83.96	77.93	635
10.01 - 20.00	83	14,273,263.43	3.11	171,967.03	8.387	78.58	81.37	75.95	640
20.01 - 30.00	145	30,246,572.56	6.58	208,597.05	8.499	82.31	88.10	79.74	636
30.01 - 40.00	447	86,189,811.67	18.76	192,818.37	8.436	82.95	90.62	81.42	642
40.01 - 50.00	1,060	275,067,085.76	59.87	259,497.25	8.351	84.22	92.88	82.54	642
50.01 - 60.40	130	40,293,532.74	8.77	309,950.25	8.067	82.45	85.42	79.01	618
Total:	1,932	459,414,628.60	100.00	237,792.25	8.358	83.45	90.82	81.58	639
The weighted-average debt-to-income ratio of the Group II Mortgage Loans as of the Cut-Off Date is 42.11%.

Margin of the Adjustable-Rate Group II Mortgage Loans

Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
2.125 - 2.500	9	2,333,795.86	0.61	259,310.65	8.218	70.90	70.90	70.90	676
2.501 - 3.000	30	6,484,292.84	1.68	216,143.09	8.088	79.43	79.43	79.43	663
3.001 - 3.500	42	10,273,310.87	2.67	244,602.64	8.573	82.30	83.92	81.81	664
3.501 - 4.000	53	8,227,080.29	2.14	155,227.93	9.034	88.81	88.81	88.68	665
4.001 - 4.500	28	4,972,521.02	1.29	177,590.04	8.607	88.41	92.30	88.41	666
4.501 - 5.000	40	13,911,373.19	3.61	347,784.33	7.314	79.91	98.74	79.91	666
5.001 - 5.500	48	14,322,015.42	3.72	298,375.32	7.476	80.00	93.63	79.34	653
5.501 - 6.000	202	67,256,814.62	17.46	332,954.53	7.704	83.13	92.52	80.46	649
6.001 - 6.500	668	199,664,900.69	51.84	298,899.55	8.198	82.55	92.16	80.47	636
6.501 - 7.000	112	37,989,099.38	9.86	339,188.39	8.679	81.85	84.12	80.23	602
7.001 - 7.500	33	9,542,991.72	2.48	289,181.57	8.850	76.32	83.59	75.47	606
7.501 - 8.000	19	4,953,727.50	1.29	260,722.50	8.936	84.38	89.54	80.83	611
8.001 - 8.500	15	3,150,606.79	0.82	210,040.45	9.235	87.45	92.58	82.80	619
8.501 - 9.000	3	584,730.88	0.15	194,910.29	9.640	89.81	96.13	89.81	649
9.001 - 9.500	6	822,155.24	0.21	137,025.87	10.421	96.05	96.77	85.01	604
9.501 - 9.875	3	640,396.99	0.17	213,465.66	10.815	95.18	100.00	95.18	592
Total:	1,311	385,129,813.30	100.00	293,767.97	8.177	82.44	90.87	80.57	638
The weighted-average margin of the adjustable-rate Mortgage Loans as of the Cut-Off Date is 5.978%.

Months to Next Rate Adjustment of the Adjustable-Rate Group II Mortgage Loans

Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
3-6	1	149,826.75	0.04	149,826.75	8.750	48.39	48.39	48.39	717
7-12	4	699,285.53	0.18	174,821.38	8.294	80.71	80.71	80.71	551
13 - 18	34	10,233,465.28	2.66	300,984.27	7.899	82.31	94.78	80.69	643
19 - 24	1,124	335,750,402.53	87.18	298,710.32	8.188	82.34	90.75	80.52	637
25 - 30	5	1,212,340.61	0.31	242,468.12	8.075	83.54	96.31	77.02	671
31 - 36	124	33,334,829.50	8.66	268,829.27	8.074	83.42	91.78	80.94	644
55 - 58	19	3,749,663.10	0.97	197,350.69	8.911	84.28	85.55	83.79	663
Total:	1,311	385,129,813.30	100.00	293,767.97	8.177	82.44	90.87	80.57	638
The weighted-average months to next rate adjustment of the adjustable-rate Mortgage Loans as of the Cut-Off Date is 23.

Maximum Mortgage Rate of the Adjustable-Rate Group II Mortgage Loans

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
12.150 - 12.500	8	3,479,638.24	0.90	434,954.78	6.372	80.58	95.73	78.42	674
12.501 - 13.000	42	15,687,793.79	4.07	373,518.90	6.626	78.67	86.67	77.14	665
13.001 - 13.500	57	19,743,301.09	5.13	346,373.70	7.077	81.09	92.09	79.49	665
13.501 - 14.000	121	39,371,214.07	10.22	325,381.93	7.406	79.79	89.04	78.79	659
14.001 - 14.500	215	70,653,652.20	18.35	328,621.64	7.617	81.69	92.42	80.57	646
14.501 - 15.000	271	82,080,912.25	21.31	302,881.60	8.082	82.28	92.23	80.82	640
15.001 - 15.500	207	56,455,282.22	14.66	272,730.83	8.456	82.44	91.52	80.36	635
15.501 - 16.000	160	45,103,717.83	11.71	281,898.24	8.908	82.00	87.63	79.67	612
16.001 - 16.500	95	23,952,339.62	6.22	252,129.89	9.298	87.29	90.96	83.00	617
16.501 - 17.000	71	16,426,454.88	4.27	231,358.52	9.787	87.19	89.33	84.27	602
17.001 - 17.500	38	8,286,265.13	2.15	218,059.61	10.275	88.48	90.02	83.50	604
17.501 - 18.000	18	2,770,852.73	0.72	153,936.26	10.775	92.64	96.04	91.23	612
18.001 - 18.500	5	802,683.23	0.21	160,536.65	11.316	95.26	95.26	93.27	621
18.501 - 19.000	2	238,727.81	0.06	119,363.91	11.543	90.98	90.98	90.98	626
19.001 - 19.050	1	76,978.21	0.02	76,978.21	12.050	70.00	70.00	70.00	507
Total:	1,311	385,129,813.30	100.00	293,767.97	8.177	82.44	90.87	80.57	638
The weighted-average maximum mortgage rate of the adjustable-rate Mortgage Loans as of the Cut-Off Date is 14.872%.

Minimum Mortgage Rate of the Adjustable-Rate Group II Mortgage Loans

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
2.125 - 2.500	9	2,333,795.86	0.61	259,310.65	8.218	70.90	70.90	70.90	676
2.501 - 3.000	30	6,484,292.84	1.68	216,143.09	8.088	79.43	79.43	79.43	663
3.001 - 3.500	42	10,273,310.87	2.67	244,602.64	8.573	82.30	83.92	81.81	664
3.501 - 4.000	53	8,227,080.29	2.14	155,227.93	9.034	88.81	88.81	88.68	665
4.001 - 4.500	24	4,005,807.62	1.04	166,908.65	9.171	90.44	90.44	90.44	659
4.501 - 5.000	6	1,598,589.29	0.42	266,431.55	7.948	80.10	97.80	80.10	657
5.001 - 5.500	2	570,567.46	0.15	285,283.73	7.047	77.92	77.92	77.92	649
5.501 - 6.000	12	4,533,164.69	1.18	377,763.72	6.417	79.01	83.42	75.86	681
6.001 - 6.500	35	11,969,146.04	3.11	341,975.60	6.912	81.65	91.90	79.75	671
6.501 - 7.000	89	33,026,523.12	8.58	371,084.53	7.096	80.85	89.57	78.90	655
7.001 - 7.500	167	61,053,631.84	15.85	365,590.61	7.322	80.60	94.05	79.80	654
7.501 - 8.000	223	74,355,852.91	19.31	333,434.32	7.763	81.78	94.52	80.44	645
8.001 - 8.500	194	56,835,359.12	14.76	292,965.77	8.280	81.84	91.74	79.79	634
8.501 - 9.000	163	47,681,581.91	12.38	292,525.04	8.761	82.32	88.47	79.81	611
9.001 - 9.500	113	28,623,838.80	7.43	253,308.31	9.281	86.93	90.07	82.60	611
9.501 - 10.000	82	21,050,211.87	5.47	256,709.90	9.800	83.87	85.54	81.15	590
10.001 - 10.500	40	8,460,631.90	2.20	211,515.80	10.272	88.33	89.83	83.43	604
10.501 - 11.000	19	2,928,037.62	0.76	154,107.24	10.763	92.50	95.72	91.17	610
11.001 - 11.500	5	802,683.23	0.21	160,536.65	11.316	95.26	95.26	93.27	621
11.501 - 12.000	2	238,727.81	0.06	119,363.91	11.543	90.98	90.98	90.98	626
12.001 - 12.050	1	76,978.21	0.02	76,978.21	12.050	70.00	70.00	70.00	507
Total:	1,311	385,129,813.30	100.00	293,767.97	8.177	82.44	90.87	80.57	638
The weighted-average minimum mortgage rate of the adjustable-rate Mortgage Loans as of the Cut-Off Date is 7.688%.

Initial Periodic Cap of the Adjustable-Rate Group II Mortgage Loans

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1.000	2	241,758.33	0.06	120,879.17	8.271	60.41	68.02	60.41	650
1.500	1	384,538.66	0.10	384,538.66	9.075	89.99	89.99	79.19	587
2.000	726	229,147,916.71	59.50	315,630.74	8.086	82.16	91.96	79.96	638
3.000	565	152,694,418.06	39.65	270,255.61	8.296	82.85	89.36	81.46	636
5.000	17	2,661,181.54	0.69	156,540.09	9.119	84.23	86.03	84.23	680
Total:	1,311	385,129,813.30	100.00	293,767.97	8.177	82.44	90.87	80.57	638
The weighted-average initial periodic rate cap of the adjustable-rate Mortgage Loans as of the Cut-Off Date is 2.416%.

Subsequent Periodic Cap of the Adjustable-Rate Group II Mortgage Loans

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1.000	521	141,619,976.05	36.77	271,823.37	8.241	82.31	88.45	81.22	637
1.500	787	242,657,761.77	63.01	308,332.61	8.137	82.53	92.31	80.20	638
2.000	3	852,075.48	0.22	284,025.16	8.990	79.53	85.15	79.53	659
Total:	1,311	385,129,813.30	100.00	293,767.97	8.177	82.44	90.87	80.57	638
The weighted-average subsequent periodic rate cap of the adjustable-rate Mortgage Loans as of the Cut-Off Date is 1.317%.

Interest Only Term of the Group II Mortgage Loans at Origination

Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	1,552	322,764,563.48	70.26	207,966.86	8.581	83.90	90.34	81.82	636
60	369	134,771,886.00	29.34	365,235.46	7.809	82.36	92.05	80.99	647
120	11	1,878,179.12	0.41	170,743.56	9.364	84.29	86.84	84.29	696
Total:	1,932	459,414,628.60	100.00	237,792.25	8.358	83.45	90.82	81.58	639

Historical Delinquency of the Group II Mortgage Loans

Historical Delinquency	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
0 X 30	1,913	456,738,699.70	99.42	238,755.20	8.355	83.46	90.85	81.58	640
1 X 30	10	1,531,814.07	0.33	153,181.41	9.295	79.58	87.42	79.58	597
1 X 60	4	816,163.05	0.18	204,040.76	7.563	81.65	81.65	81.65	569
1 X 90	3	197,436.40	0.04	65,812.13	9.782	92.63	92.63	92.63	589
2 X 60	2	130,515.38	0.03	65,257.69	10.457	94.66	94.66	94.66	618
Total:	1,932	459,414,628.60	100.00	237,792.25	8.358	83.45	90.82	81.58	639

Rating Agency Contacts

Standard & Poor’s	Brendan Bliss: (212) 438-3794

Moody’s	Ariel Weil (212) 553-7989

DBRS	Quincy Tang: (212) 806-3256
Mark Zelmanovich: (212) 806-3260